AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2012

Registration No. 333-176944

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TORTOISE CAPITAL RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-3431375 (I.R.S. Employer Identification No.)

11550 Ash Street, Suite 300
Leawood, Kansas 66211
913-981-1020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Schulte
11550 Ash Street, Suite 300
Leawood, Kansas 66211
913-981-1020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven F. Carman
Eric J. Gervais
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer _____       Accelerated filer __X___
Non-accelerated filer                 Smaller reporting company _______

———————————
Calculation of Registration Fee
Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)
Common Stock Preferred Stock Depositary Shares representing Preferred Stock(2) Debt Securities Warrants Subscription Rights Units(3)	$300,000,000	$34,380(6)

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, shares of common stock issuable upon the exchange or conversion of  shares of preferred stock, convertible debt securities or depositary shares representing an interest in shares of preferred stock so offered or sold that are exchangeable for or convertible into common stock and shares of common stock, shares of preferred stock, depositary shares, debt securities or units upon the exercise of warrants so offered, sold or distributed. This registration statement also covers shares of preferred stock, depositary shares, common stock, debt securities, warrants and units that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.   Subject to Note 7, below, an unspecified aggregate offering price or number of the securities of each identified class is being registered, as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	To be represented by depositary receipts representing an interest in preferred stock.
(3)	To be issued under a unit agreement, representing an interest in two or more securities, which may or may not be separable from one another.
(4)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(5)
Calculated pursuant to Rule 457(o) of the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(6)	Previously paid.
(7)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated February 21, 2012

BASE PROSPECTUS

                                                                                                                                             $300,000,000

Tortoise Capital Resources Corporation

Common Stock
Preferred Stock
Depository Shares
Subscription Rights
Warrants
Debt Securities
Units

We are a Maryland corporation that invests primarily in the U.S. energy infrastructure sector.  We historically invested in securities of privately-held and public companies operating in the U.S. energy infrastructure sector, and approximately $68.9 million was invested in such securities as of November 30, 2011.  We are currently focused on identifying and acquiring real property assets in the U.S. energy infrastructure sector that have the potential to become real estate investment trust qualified.  The change in our investment focus, and the resulting anticipated change in our tax status, are discussed in detail in this prospectus.  We are externally managed by Corridor InfraTrust Management, LLC (“Corridor”), an asset manager specializing in financing the acquisition or development of infrastructure real property assets.  Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments.

We may offer, from time to time, up to $300,000,000 aggregate initial offering price of our (i) common stock, (ii) preferred stock, (iii) fractional interests in shares of our preferred stock represented by depository shares, (iv) senior and/or subordinated debt securities, (v) subscription rights to purchase shares of our common stock, preferred stock (or depository shares representing a fractional interest therein) and/or debt securities, (vi) warrants representing rights to purchase shares of our common stock, preferred stock (or depository shares representing a fractional interest therein) and/or debt securities, or (vii) Units consisting of a combination of any of the foregoing.  We refer to the foregoing collectively as our securities.  We may offer our securities in one or more offerings, separately or together, in amounts, at prices and on terms set forth in a prospectus supplement to this prospectus.

 In addition, from time to time, certain of our security holders may offer our securities in one or more offerings.  The identity of any such selling security holder, the number of securities to be offered by such selling security holder, the price and terms upon which our securities   are to be sold from time to time by such selling security holder, and other details regarding any selling security holder, will be set forth in a prospectus supplement to this prospectus.  We will not receive any of the proceeds from a sale of our securities by any selling security holder.  You should read this prospectus and any related prospectus supplement carefully before you decide to invest in any of our securities.

We, or certain of our security holders, may offer our securities directly to one or more purchasers, through agents that we or they designate from time to time, or to or through underwriters or dealers.  The prospectus supplement relating to the particular offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us or any selling security holder and such agents or underwriters or among the underwriters or the basis upon which such amount may be calculated.  For more information about the manner in which we may offer our securities, or a selling security holder may offer our securities, see “Plan of Distribution” and “Selling Security Holders.”  Our securities may not be sold through agents, underwriters or dealers without delivery of a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “TTO.” On ____________, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $     .

Investing in our securities involves certain risks.  You could lose some or all of your investment.  See “Risk Factors” beginning on page 9 of this prospectus.  You should consider carefully these risks together with all of the other information contained in this prospectus and any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated ____________, 2012

This prospectus, together with any prospectus supplement, sets forth concisely the information that you should know before investing. You should read this prospectus and any related prospectus supplement, which contain important information, before deciding whether to invest in our securities. You should retain this prospectus and any related prospectus supplement for future reference.  We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may request a free copy of our annual, quarterly and current reports or proxy statements, request other information or make stockholder inquiries, by calling toll-free at 1-866-362-9331 or by writing to us at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  This information is also available on our website at www.tortoiseadvisors.com/tto.cfm.  You can also review and copy documents we have filed at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-551-5850 for information. The SEC charges a fee for copies. You can get the same information free from the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.

Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

_______________

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement in making your investment decisions.  We have not authorized any other person to provide you with different or inconsistent information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus and any prospectus supplement do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.  The information appearing in this prospectus and in any prospectus supplement is accurate only as of the dates on their covers.  Our business, financial condition and prospects may have changed since such dates.  We will advise investors of any material changes to the extent required by applicable law.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain “forward-looking statements.”  Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms.  Such forward-looking statements may be contained in this prospectus as well as in any accompanying prospectus supplement.  By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements.  Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the conditions in the U.S. and international financial, petroleum and other markets, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this prospectus.  All forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made as of the date of this prospectus or the accompanying prospectus supplement, as the case may be.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors” section of this prospectus.  We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.

PROSPECTUS SUMMARY

The following summary contains basic information about us and our securities.  It is not complete and may not contain all of the information you may want to consider.  You should review the more detailed information contained in this prospectus and in any related prospectus supplement, especially the information set forth under the heading “Risk Factors” beginning on page 9  of this prospectus.

The Company

Tortoise Capital Resources Corporation (the “Company,” “we,” “us” or “our”) was organized as a Maryland corporation in September 2005.  Our common stock is listed on the New York Stock Exchange under the symbol “TTO.”

Our objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and distribution growth.  We invest primarily in the U.S. energy infrastructure sector.  We historically were limited to investing in securities of privately- held companies operating in the U.S. energy infrastructure sector.  We believe the U.S. energy infrastructure sector offers significant opportunities for investment.  We intend to pursue attractive opportunities to provide lease-based financing to energy infrastructure companies in connection with real property assets.  We believe that we can acquire these assets while also satisfying the requirements for qualification as a real estate investment trust (“REIT”), and that becoming qualified and electing REIT status is in the best interests of our stockholders.  If we qualify for and elect REIT status in the future, we generally will not pay federal income tax on taxable income that is distributed to our stockholders.  See “Prospectus Summary – Taxation” and “U.S. Federal Income Tax Considerations – Potential Election to Be Treated as a REIT.”

In 2007, 2009 and 2010 the IRS issued three separate private letter rulings that defined certain energy infrastructure assets as real estate assets for tax purposes.  The potential qualifying real estate assets in the energy infrastructure sector are electric transmission and distribution systems, pipeline systems and storage systems and systems used to transfer substances between modes of transportation, also known as terminaling systems.  We refer to such REIT-qualifying assets herein as “real property assets.”  While private letter rulings provide insight into the current thinking of the IRS on tax issues, such rulings may only be relied upon by the taxpayer to whom they were issued.

We do not plan to make additional investments in securities (other than short term, highly liquid investments to be held pending acquisition of real property assets) and intend to liquidate our securities portfolio in an orderly manner.   As of November 30, 2011, the fair value of our securities portfolio (excluding short-term investments) totaled $68.9 million. The fair value of the securities remaining in our portfolio as of November 30, 2011, includes: (i) publicly-traded and liquid master limited partnership (“MLP”) equity securities of approximately $27.0 million and (ii) approximately $41.9 million of other illiquid securities issued by seven privately-held companies.  The publicly traded securities can be liquidated more readily than the others.

We seek to acquire real property assets from energy infrastructure companies and simultaneously lease these properties to the seller under long-term triple net leases, defined as a lease in which the lessee pays rent to the lessor, as well as all taxes, insurance, and maintenance expenses that arise from the use of the property. We expect our leases to be configured to include a base lease fee with additional provisions that enable us to participate in the revenue and/or value of the underlying energy infrastructure real property asset. These provisions would be considered a contingent rent or fair value repurchase option upon lease termination. These sale-leaseback transactions provide the lessee company with a source of financing that is an alternative to other financing sources such as corporate borrowing or equity offerings. Our sale-leaseback transactions may occur in conjunction with acquisitions, recapitalizations, growth projects or other corporate transactions involving the lessee company. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it back to the seller or its successor in interest (the lessee).

If we find sufficient suitable REIT-qualifying investments during 2012 and satisfy the REIT requirements throughout 2012, we expect to make an election to be treated as a REIT for tax purposes for 2012 by filing a Form 1120-REIT on or before March 15, 2013, or such later date to which we have properly extended filing such income tax return.  The REIT requirements that we must meet are discussed in detail below, but the principal challenge for us will be meeting the requirement that a substantial percentage of our assets be REIT-qualifying investments that produce REIT qualifying income.  Our effort to meet that requirement will be accelerated if:  (i) we are able to readily identify appropriate opportunities to liquidate our securities portfolio, or (ii) we are able to raise capital to fund new acquisitions.  In either event, we will need to have identified and be able to consummate an adequate number of REIT-qualifying investments meeting our investment criteria.  Subject to the limitations described below in “U.S. Federal Income Tax

Considerations”, we may be able to accelerate satisfying the REIT requirements by holding non-REIT qualifying investments, including certain private equity investments, through taxable REIT subsidiaries.  The taxation of taxable REIT subsidiaries is described below in “U.S. Federal Income Tax Considerations - Taxable REIT Subsidiaries”.  We do not currently have any agreements or binding letters of intent for such investments. These opportunities are in a preliminary stage of review, and consummation of any of these opportunities depends on a number of factors beyond our control.  There can be no assurance that any of these acquisition opportunities will result in consummated transactions.  Regardless of our tax status, our investors will continue to receive a Form 1099 tax form.  See “U.S. Federal Income Tax Considerations – Potential Election to Be Treated as a REIT.”

Manager

We are externally managed by Corridor InfraTrust Management, LLC (formerly Corridor Energy, LLC) (“Corridor”).  Corridor is an asset manager specializing in financing the acquisition or development of infrastructure real property assets.  Corridor assists us in identifying, acquiring and developing energy infrastructure real property asset investments that can be leased to businesses that make goods, provide services or own assets other than securities, which business we refer to herein as “operating companies” and is generally responsible for our day-to-day operations.

Corridor is an affiliate of Tortoise Capital Advisors, L.L.C. (“TCA”), an investment manager specializing in listed energy infrastructure investments.  TCA provides us certain securities focused investment services necessary to evaluate, monitor and liquidate our remaining securities portfolio and also provide us with certain operational (i.e. non-investment) services.  Corridor compensates TCA for the services TCA provides to us.

U.S. Energy Infrastructure Sector Focus

We pursue our investment objective by investing principally in the energy infrastructure sector. The energy infrastructure sector broadly includes midstream, downstream and upstream assets.  We intend to focus primarily on midstream and downstream assets as described below.

●	Midstream - the gathering, processing, storing and transmission of energy resources and their byproducts in a form that is usable by wholesale power generation, utility, petrochemical, industrial and gasoline customers, including pipelines, gas processing plants, liquefied natural gas facilities and other energy infrastructure companies.

●	Downstream - the refining of energy sources, and the marketing and distribution of such refined products, such as customer-ready natural gas, natural gas liquids, propane and gasoline, to end-user customers, and the generation, transmission and distribution of electricity, including from coal, nuclear, natural gas, agricultural, thermal, solar, wind and biomass.

Market Opportunity

We believe the environment for acquiring energy infrastructure real property assets is attractive for the following reasons:

●
Energy infrastructure provides essential services, and the stable supply and demand today is expected to continue in the future. We believe energy infrastructure is the backbone of modern society. The energy infrastructure sector includes the pipes, wires and storage facilities that connect and deliver our most critical resources: water, electricity, oil and gas. The demand for these resources is directly correlated with population growth, and has a low correlation to market cycles. The U.S. is the largest consumer of crude oil and natural gas products, the third largest producer of crude oil and the largest producer of natural gas products in the world. It is not anticipated that the services provided by infrastructure facilities will diminish over time; in fact it is expected to grow. U.S. energy consumption is forecasted to grow by 20% from 2009 to the year 2035 according to the U.S. Energy Information Administration (EIA), Annual Energy Outlook April 2011. The United States has an abundant supply of natural gas with enough natural gas to last for approximately 80 to 100 years, according to various industry sources. Natural gas provides a means of energy independence, as nearly 90% of the natural gas consumed in the United States is produced domestically. Demand for natural gas continues to increase as environmentally sensitive power generation companies switch to low-cost cleaner burning fuels. Natural gas is viewed as a reliable back-up energy source to alternative energy (e.g., wind and solar) as it is not dependent on weather patterns. Natural gas is the cleanest fossil fuel, with 50% and 30% fewer carbon dioxide emissions than coal and oil, respectively, as well as lower emissions from sulfur dioxide and other pollutants.

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●	Investment is needed in U.S. energy infrastructure. Due to aging infrastructure, renewable energy requirements and rapid technological advances in the methods used to extract oil and natural gas, we believe that substantial amounts of capital will be invested in energy infrastructure. Investments in the power transmission sector in 2008 were quadruple the average investment level throughout the 1990’s. The National Energy Reliability Council (NERC) projects transmission additions will triple from approximately 1,000 miles/year in 2000-2008 to 3,100 miles/year in 2009-2018. These investment metrics align with NERC’s projections that U.S. peak energy demand will grow at a rate of 1.3% per year. According to the Brattle Group, this growth translates into $10 billion of annual investments in electric transmission alone. In addition, a natural gas market study commissioned in 2009 by the Interstate Natural Gas Association of America Foundation noted that to accommodate the geographical shift of natural gas production from mature basins to relatively new areas, it expects a range of investment from $133 to $210 billion of new midstream natural gas assets in the U.S. and Canada. We believe that the U.S. energy infrastructure sector’s high level of projected capital expenditures and continuing acquisition and divestiture activity provide numerous attractive acquisition opportunities

●	We believe there are a number of attractive operating companies with capital needs. We believe that there are a number of operating companies in the midstream and downstream segments of the U.S. energy infrastructure sector with capital expansion plans in which the asset performance will provide stable cash flow characteristics similar to those demonstrated by MLPs. We believe that these operating companies have assets that represent attractive financing opportunities for us. The energy industry is monopolistic, and high barriers to entry put the responsibility of development and growth on existing operating companies. Decreased federal and state funding for infrastructure investment is pushing many operating companies to alternative financing options. In addition, we can offer financing for assets that do not qualify for inclusion in an MLP , such as renewables and electric power transmission.

●	There is a large segment of assets in energy infrastructure that qualify for being held by a REIT. In 2007, 2009 and 2010 the IRS issued three separate private letter rulings that defined certain energy infrastructure assets as real estate assets for tax purposes. The qualifying real estate assets in the energy infrastructure sector are electric transmission and distribution systems, pipeline systems and storage and terminaling systems. The private letter rulings treat such assets as qualifying real estate assets if the income from these assets is derived from rents on real property. While private letter rulings provide insight into the current thinking of the IRS on tax issues, such rulings may only be relied upon by the taxpayer to whom they were issued.

Competitive Advantages

We believe that we are well positioned to meet the financing needs of companies within the U.S. energy infrastructure sector for the following reasons:

●	Attractive Strategic Partner for Energy and Power Infrastructure Companies. We believe that we are a desirable partner for energy and power infrastructure companies because we have specialized knowledge of the economic, regulatory, and stakeholder considerations faced by them. We do not intend to compete with the operations of our lessees and are willing to enter into long-term lease and financing arrangements that suit the requirements and achieve the goals of energy and power infrastructure companies.

●	Broad Energy and Power Infrastructure Scope. We intend to focus on assets, among others, that are not permissible assets to be owned by other specialized energy companies such as MLPs. For example the Eastern Interconnect Project and Mowood LLC's Omega pipeline are not MLP qualified assets.

●	Efficient Capital Provider. If we are able to qualify as a REIT, our stockholders will not receive UBTI or Effectively Connected Income. This offers us access to investors desiring the risk adjusted return profile we provide but unable to invest in other specialized infrastructure vehicles such as direct investment in infrastructure, private equity funds, or MLPs. As a REIT, TTO is expected to have a lower overall cost of capital when compared to certain other energy and power infrastructure acquirors, which should enhance our future cash flows and provide for increased value growth opportunities.

●	Disciplined Investment Philosophy. As we focus on acquiring real property assets, our investment approach emphasizes overall asset operational and financial performance with the potential for enhanced returns through incremental asset growth, capital appreciation, and minimization of downside risk. Our process involves an assessment of the overall attractiveness of the specific subsector of the energy infrastructure sector in which a prospective operating company is involved; such

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company’s specific competitive position within that subsector; operational asset engineering due diligence; potential commodity price, supply and demand and regulatory concerns; the stability and potential growth of the prospective real property asset’s cash flows; the prospective operating company's management track record and our ability to structure an attractive investment.

●	Experienced Management Team. The principals of Corridor have an average of over 24 years of experience in energy operations of multi-national electric and gas utilities, national energy marketing and trading businesses and in optimizing portfolios for real energy asset investments. Based on their real property asset operational experience and strong industry relationships, we believe the principals of Corridor provide the expertise and knowledge necessary to acquire real property assets with strong performance standards. The members of TCA’s investment committee have an average of over 24 years of financial investment experience. TCA’s investment professionals are responsible for evaluating, monitoring and liquidating our remaining securities portfolio.

●	Flexible Transaction Structuring. We are not subject to many of the regulatory limitations that govern traditional lending institutions such as commercial banks. As a result, we can be flexible in structuring asset acquisition transactions. This structuring flexibility enables our leases and debt instruments to fit the cash flow characteristics of the assets that we acquire. TCA’s and Corridor’s professionals have substantial experience in structuring investments that balance the needs of an energy infrastructure operating company with appropriate risk control.

While we believe we are well positioned to meet the financing needs of companies within the U.S. energy infrastructure sector, an investment in our securities involves certain risks that may preclude us from achieving our investment objective. For example, we may be unable to identify and complete acquisitions of real property assets or sell real property assets at times or at prices that we desire. In addition, if we elect to be taxed as a REIT, the loss of our REIT status would have significant adverse consequences.

Targeted Investment Characteristics

We anticipate that our targeted real property asset acquisitions will have the following characteristics:

●	Long-Life Assets with Stable Cash Flows and Limited Commodity Price Sensitivity. We will seek real property assets having the potential to generate stable cash flows over long periods of time. We have historically invested in companies that own and operate assets with long useful lives and that generate cash flows by providing critical services primarily to the producers or end-users of energy. We have attempted to limit the direct exposure to energy commodity price risk in our portfolio. We have targeted companies that have a majority of their cash flows generated by contractual obligations. Our planned acquisitions of real property assets will continue to reflect these characteristics. Acquired real property assets will be long-lived. (In most cases, we expect the term of the lease will approximate the projected asset life.) We anticipate our real property assets will generate contracted cash flows with third party entities over the term of the investment, thus providing stable cash flows underlying our leases.

●	Experienced Management Teams with Energy Infrastructure Focus. We have targeted assets operated by management teams that have a track record of success and that often have substantial knowledge and focus in particular segments of the energy infrastructure sector or with certain types of assets. We expect that our management team’s extensive experience and network of business relationships in the energy infrastructure sector will allow us to identify and attract opportunities to acquire real property assets that meet these criteria.

●	Fixed Asset-Intensive Investments. Most of our investments have been made in companies with a relatively significant base of fixed assets. As we directly acquire infrastructure real property assets, our portfolio will reflect the nature of fixed-asset investments. Fixed-asset investments characteristically display such attributes as long-term stability, low volatility, diversification via low correlation and relatively inelastic demand.

●	Limited Technological Risk. We generally do not target acquisition opportunities involving the application of new technologies or significant geological, drilling or development risk.

●	Growth Opportunities. We generally will seek to enter into leases that provide base rent and participating rent over the term of the lease. These increases are expected to be fixed or tied generally to increases in indices such as the Consumer Price Index (“CPI”). We may also attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent.

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Risk Factors

Investing in our securities involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest in our securities. A summary of some of our most significant risks is set forth below. See “Risk Factors” for a discussion of all factors you should carefully consider before deciding whether to invest in our securities.

●
Investors are no longer protected by the regulatory provisions of the Investment Company Act of 1940 (the “1940  Act”), which are designed to protect the interests of investors in investment companies, with requirements relating to insurance, custody, capital structure, composition of the Board of Directors, affiliated transactions, leverage limitations and compensation arrangements

●
We may in the future desire to elect to be taxed as a REIT, but not be able to qualify as a REIT.  If we fail to qualify as a REIT we may not be able to achieve our objectives and the value of our stock may decline.

●	If we elect to be taxed as a REIT, we would be subject to a corporate level tax on certain built in gains if certain assets were sold during the 10 year period following such election.

●	If we elect to be taxed as a REIT, loss of our status as a REIT would have significant adverse consequences on our results and operations.

●	We may be unable to identify and complete acquisitions of real property assets that would allow us to elect to be taxed as a REIT.

●	We will be dependent upon key personnel of our external manager, Corridor, for our future success. We will be dependent on the diligence, expertise and business relationships of the management of Corridor to implement our strategy of acquiring real property assets.

●	TCA’s investment professionals and management will evaluate, monitor and liquidate our remaining securities portfolio and we are dependent upon TCA’s key personnel to effectuate an orderly liquidation of such portfolio.

●	Our remaining securities investments in privately-held companies present certain challenges, including limited availability of information about these companies and illiquidity that may impact our ability to liquidate these investments in a timely and/or advantageous manner.

●	Because we specifically focus on the energy infrastructure sector, investments in our common stock may present more risks than if we were broadly diversified over numerous sectors of the economy.

●	Our use of leverage through the issuance of any preferred stock or debt securities, and any additional borrowings or other transactions involving indebtedness (other than for temporary or emergency purposes) increases the risk of investing in our securities and will increase the costs borne by common stockholders.

Corporate Information

Our offices are located at 11550 Ash Street, Suite 300, Leawood, Kansas 66211, our telephone number is 1-866-362-9331 and our website is www.tortoiseadvisors.com/tto.cfm. Information posted to our website is not incorporated into this prospectus.

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THE OFFERING

Securities to be offered
We may offer, on an immediate, continuous or delayed basis, up to $300,000,000 of our securities, or certain of our security holders who purchase securities from us in private placement transactions may offer our securities, on terms to be determined at the time of the offering.  Our securities will be offered at prices and on terms to be set forth in one or more prospectus supplements to this prospectus.  We will provide information in any prospectus supplement regarding the expected trading market, if any, for our securities.

While the number and amount of securities we may issue pursuant to this registration statement is limited to $300,000,000 of securities, our Board of Directors may, without any action by the stockholders, amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

We or certain of our security holders, may offer our securities directly to one or more purchasers, through agents that we or they designate from time to time, or to or through underwriters or dealers.  The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us or any selling security holder and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated.  See “Plan of Distribution” and “Selling Security Holders.”  Our securities may not be sold through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.

Use of proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from our sale of our securities (including any net proceeds received upon their exercise) primarily to acquire real property assets. We also may use sale proceeds to retire all or a portion of any debt we incur, to redeem preferred stock, or for working capital purposes, including the payment of distributions, interest and operating expenses, although there is currently no intent to issue securities primarily for this purpose. We will not receive any of the proceeds from a sale of our securities by any selling security holder. See “Use of Proceeds.”

Regulatory status	As authorized by our stockholders, on September 21, 2011 we withdrew our election to be regulated as a business development company (“BDC”) under the 1940 Act. We are no longer regulated as a BDC and no longer subject to the regulatory provisions of the 1940 Act.

Distributions	If we elect to be treated as a REIT, we will be required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income. We have historically paid, and intend to continue to pay, subject to adjustment at the discretion of our Board of Directors, quarterly distributions to our stockholders. Our Board of Directors will determine the amount of each distribution. The amount of each distribution generally will be based upon our distributable cash flow (“DCF”). DCF is distributions received from investments and real property assets less our total expenses. Total distributions received from our investments and real property assets include the amount received by us as cash distributions from equity investments, paid-in-kind distributions, lease payments, and dividend and interest

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payments. Total expenses include current or anticipated operating expenses, leverage costs, principal repayments on debt and current income taxes. Total expenses do not include deferred income taxes. We do not include in DCF the value of distributions received from portfolio companies which are paid in stock as a result of credit constraints, market dislocation or other similar issues.

Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes.

On November 8, our Board of Directors authorized and we declared a $0.11 per share distribution to be paid on November 30, 2011 to stockholders of record on November 22, 2011.  There is no assurance that we will continue to make regular distributions.

Taxation	Currently, as a corporation, we are obligated to pay federal and state income tax on our taxable income. Our tax expense or benefit is included in our Statement of Operations based on the component of income or gains (losses) to which such expense or benefit relates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Based on current information, we believe we have sufficient net operating losses or other tax attributes to offset any potential significant tax expense in 2011. See “U.S. Federal Income Tax Considerations.”

If we find sufficient suitable REIT-qualifying investments during 2012 and satisfy the REIT requirements throughout 2012, we expect to make an election to be treated as a REIT throughout 2012 by filing a Form 1120-REIT on or before March 15, 2013, or such later date to which we have properly extended filing such return.  If we elect REIT status in the future, we will be taxed as a REIT rather than a C corporation and generally will not pay federal income tax on taxable income that is distributed to our stockholders.  Currently, our distributions from earnings and profits are treated as qualified dividend income (QDI) and return of capital; with dividends received by corporate shareholders generally qualifying for the dividends received deduction (DRD).  If we elect REIT status, our distributions from earnings and profits will be treated as ordinary income and generally will not qualify as QDI and will not be qualifying for purposes of the DRD.  As a REIT, certain dividends related to long term capital gains may be taxed as capital gains dividends.  If we make a REIT election, we will be subject to a corporate level tax on certain built-in gains on certain assets if such assets are sold during the 10 year period following conversion.  Built-in gain assets are assets whose fair market value exceeds the REIT's adjusted tax basis at the time of conversion.  In addition, a REIT may not have any earnings and profits accumulated in a non-REIT year.  Thus, upon conversion to a REIT, the putative REIT is generally required to distribute to its stockholders all accumulated earnings and profits, if any.  Such distribution would be taxable to the stockholders as dividend income, and, as discussed above, may qualify as qualified dividend income for non-corporate stockholders and for the dividends received deduction for corporate stockholders. See “U.S. Federal Income Tax Considerations – Potential Election to Be Treated as a REIT.”

Leverage	The borrowing of money and the issuance of preferred stock and debt securities represents the leveraging of our common stock. We expect to incur debt to help fund our acquisitions of real property assets and we expect that debt to bear interest at fixed rates, or become converted to fixed rates through interest rate caps or swap agreements. The amount of leverage that we may employ will

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depend on our assessment of market conditions and other factors at the time of any proposed borrowing. Although we currently do not anticipate doing so, the amount of total leverage we employ may exceed 50% of our total assets, which was the maximum amount of leverage we could employ as a BDC.

On November 30, 2011, we entered into a 180-day rolling evergreen margin loan facility with Bank of America, N.A.  The terms of the agreement provide for a $10,000,000 facility that is secured by certain of our assets.  Outstanding balances generally will accrue interest at a variable rate equal to one-month LIBOR plus 0.85 percent and unused portions of the facility will accrue a fee equal to an annual rate of 0.25 percent.  We did not have any borrowings outstanding as of November 30, 2011.

The use of leverage involves risks, which can be significant.  See “Risk Factors — Additional Risks to Common Stockholders — Our use of leverage increases the risk of investing in our securities and will increase the costs borne by common stockholders.”

Anti-takeover provisions	Our Board of Directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered Board of Directors also may deter hostile takeovers or proxy contests, as may certain provisions of Maryland law, our Charter or Bylaws or other measures adopted by us. These provisions or measures also may limit the ability of our stockholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. See “Certain Provisions of Our Charter and Bylaws and the Maryland General Corporation Law.”

Risk factors	Investing in our securities involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest in our securities. A summary of some of our most significant risks is set forth above under the heading “Prospectus Summary – Risk Factors.” See “Risk Factors” for a discussion of all factors you should carefully consider before deciding whether to invest in our securities.

Available information
We have filed with the SEC, a registration statement on Form S-3, including any amendments thereto and related exhibits, under the Securities Act of 1933, which we refer to as the Securities Act, with respect to our securities offered by this prospectus. The registration statement contains additional information about us and our securities being offered by this prospectus.

Our common stock is registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. This information may be obtained free of charge by contacting us at 11550 Ash Street, Suite 300, Leawood, Kansas 66211 or by telephone at 1-866-362-9331 or on our website at www.tortoiseadvisors.com/tto.cfm and is also available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Information contained on our website is not, and you should not consider such information to be, a part of this prospectus or any accompanying prospectus supplement.  You may obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, at http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including us, that file documents electronically with the SEC.

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RISK FACTORS

An investment in our common stock should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in our investments, there can be no assurance that we will achieve our investment objective. You should carefully consider the risks described below, as well as any risk factors included in any prospectus supplement, before making an investment decision.

Risks Related to Our Operations

Investors are no longer protected by the regulatory provisions of the 1940 Act.

On September 21, 2011 we withdrew our election to be regulated as a BDC under the 1940 Act. Thus, we are no longer regulated as a BDC and are no longer subject to the regulatory provisions of the 1940 Act.  The 1940 Act is designed to protect the interests of investors in investment companies, with requirements relating to insurance, custody, capital structure, composition of the Board of Directors, affiliated transactions, leverage limitations and compensation arrangements.

We intend in the future to elect to be taxed as a REIT, but may not be able to qualify as a REIT.

We intend to elect to be a REIT for federal income tax purposes.  As described in more detail below in "U.S. Federal Income Tax Considerations", in order to qualify as a REIT, a substantial percentage of  our income must be derived from, and our assets consist of, real estate assets, and, in certain cases, other investment property. We intend to acquire and manage investments to satisfy the REIT tests.  Whether a particular investment is considered a real estate asset for such purposes depends upon the facts and circumstances of the investment.  Due to the factual nature of the determination, at this time we do not know whether any particular investment will qualify as a real estate asset or satisfy the REIT income tests.  In determining whether an investment is a real property asset, we will look at the Code and the IRS's interpretation of the Code in regulations, published rulings, private letter rulings and other guidance.  In the case of a private letter ruling issued to another taxpayer, we would not be able to bind the IRS to the holding of such ruling.  If we fail to qualify as a REIT we may not be able to achieve our objectives and the value of our stock may decline.

If we elect to be taxed as a REIT, we would be subject to a corporate level tax on certain built in gains if certain assets were sold during the 10 year period following such election.

We are currently taxed as a C corporation, which subjects our income to double level taxation.  Generally, a REIT is treated as a flow-through entity for federal income tax purposes, as a REIT's income is generally subject to a single level of federal taxation.

If we find sufficient REIT qualifying investments during 2012 and satisfy the REIT requirements throughout 2012, we may make an election to be treated as a REIT throughout 2012 by filing a Form 1120 REIT on or before March 15, 2013, or such later date to which we have properly extended filing such return.

A REIT generally operates without incurring any corporate level federal income tax, which is accomplished by the REIT annually distributing at least ninety percent of its REIT taxable income. If it satisfies the minimum distribution requirement, the REIT generally is entitled to a deduction for dividends paid. The REIT stockholders are then required to report the REIT dividend as ordinary income. A REIT stockholder’s receipt of dividends generally will not qualify as qualified dividend income or for the dividends received deduction discussed above.  Thus, if we are able to qualify as a REIT, we will be more favorably treated for federal income tax purposes than our current taxation.

In order to qualify as a REIT, we would be required to satisfy gross income and asset tests.  Generally, such tests require that a substantial percentage of the REIT's income be derived from, and assets consist of, real estate assets, and, in certain cases, other investment property.  This will be a factual determination that we generally will have to make annually with respect to the income tests and quarterly with respect to the asset tests.

If we elect to be taxed as a REIT, loss of our status as a REIT would have significant adverse consequences.

 If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for distributions to our stockholders. Unless entitled to relief under specific statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status, assuming we had previously been treated as a REIT.  To renew our REIT qualification at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period and the funds available for satisfying our obligations and for distribution to our stockholders could be significantly reduced.

If we elect to be taxed as a REIT, re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We intend to purchase properties and simultaneously lease the same property back to the seller of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a ‘‘true lease,’’ thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification ‘‘asset tests’’ or the ‘‘income tests’’ and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

We may be unable to identify and complete acquisitions of real property  assets.

Our ability to identify and complete acquisitions of real property assets on favorable terms and conditions are subject to the following risks:

•	we may be unable to acquire a desired asset because of competition from other investors with significant capital, including publicly traded REITs and institutional investment funds;

•	competition from other investors may significantly increase the purchase price of a desired real property asset or result in less favorable terms;

•
we may not complete the acquisition of a desired real property asset even if we have signed an agreement to acquire such real property asset because such agreements are subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction;

•	we may be unable to finance acquisitions of real property assets on favorable terms or at all.

Net leases may not result in fair market lease rates over time.

We expect a large portion of our future income to come from net leases. Net leases typically have longer lease terms and, thus, there is an increased risk that if market rental rates increase in future years, the rates under our net leases will be less than fair market rental rates during those years. As a result, our income and distributions could be lower than they would otherwise be if we did not engage in net leases. We generally will seek to include a clause in each lease that provides increases in rent over the term of the lease, but there can be no assurance we will be successful in obtaining such a clause.

Some losses related to our real property assets may not be covered by insurance and would adversely impact distributions to stockholders.

Our leases will generally require the tenant company to carry comprehensive liability and casualty insurance on our properties comparable in amounts and against risks customarily insured against by other companies engaged in similar businesses in the same geographic region as our tenant company. We believe the required coverage will be of the type, and amount, customarily obtained by an owner of similar properties. However, there are some types of losses, such as catastrophic acts of nature, acts of war or riots, for which we or our tenants cannot obtain insurance at an acceptable cost. If there is an uninsured loss or a loss in excess of insurance limits, we could lose both the revenues generated by the affected property and the capital we have invested in the property if our tenant company fails to pay us the casualty value in excess of such insurance limit, if any, or to indemnify us for such loss. This would in turn reduce the amount of income available for distributions. We would, however, remain obligated to repay any secured indebtedness or other obligations related to the property. Since September 11, 2001, the cost of insurance protection against terrorist acts has risen dramatically. The cost of coverage for acts of terrorism is currently mitigated by the Terrorism Risk Insurance Act (“TRIA”).  If TRIA is not extended beyond its current expiration date of December 31, 2014, our tenants may incur higher insurance costs and greater difficulty in obtaining insurance that covers terrorist-related damages.  There can be no assurance our tenant companies will be able to obtain terrorism insurance coverage, or that any coverage they do obtain will adequately protect our properties against loss from terrorist attack.

If a sale-leaseback transaction is re-characterized in a lessee company’s bankruptcy proceeding, our financial condition could be adversely affected.

We intend to enter into sale-leaseback transactions, whereby we purchase a property and then simultaneously lease the same property back to the seller. In the event of the bankruptcy of a lessee company, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the lessee company. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the lessee company for the amounts owed under the lease, with the claim arguably secured by the property. The lessee company/debtor might have the ability to restructure the terms, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we and the lessee company could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee company relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distribution.

We may not be able to sell our real property asset investments when we desire.

Investments in real property assets are relatively illiquid compared to other investments. Accordingly, we may not be able to sell real property asset investments when we desire or at prices acceptable to us in response to changes in economic or other conditions.  This could substantially reduce the funds available for satisfying our obligations and for distribution to our stockholders.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

We have invested, and expect to continue to invest, in real property assets, which are subject to laws and regulations relating to the protection of the environment and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and aboveground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenant companies’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including where deemed necessary, obtaining environmental assessments of properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or whether a prior owner of a property created a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution.

If we elect to be treated as a REIT, we will be required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income As a result, we will continue to need additional capital to make new investments. If additional funds are unavailable or not available on favorable terms, our ability to make new investments will be impaired.

If we elect to be treated as a REIT, we will be required to distribute at least 90% of our REIT taxable income, and as such we may require additional capital to make new investments or carry existing investments.   We may acquire additional capital from the issuance of securities senior to our common stock, including additional borrowings or other indebtedness or the issuance of additional securities. We may also acquire additional capital through the issuance of additional equity. However, we may not be able to raise additional capital in the future on favorable terms or at all. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.  We may issue debt securities, other instruments of indebtedness or preferred stock, and we borrow money from banks or other financial institutions, which we refer to collectively as “senior securities.”  As a result of issuing senior securities, we will also be exposed to typical risks associated with leverage, including increased risk of loss. If we issue preferred securities which will rank “senior” to our common stock in our capital structure, the holders of such preferred securities may have separate voting rights and other rights, preferences or privileges more favorable than those of our common stock, and the issuance of such preferred securities could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for security holders or otherwise be in our best interest.

To the extent our ability to issue debt or other senior securities is constrained, we will depend on issuances of additional common stock to finance new investments. If we raise additional funds by issuing more of our common stock or senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our stockholders at that time would decrease, and you may experience dilution.

Corridor may serve as a manager to other entities, which may create conflicts of interest not in the best interest of us or our stockholders.

Corridor’s services under the Management Agreement are not exclusive, and, while it currently does not have any contractual arrangement to do so, it is free to furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with us so long as its services to us are not impaired by the provision of such services to others.  Corridor and its members may have obligations to other entities, the fulfillment of which might not be in the best interests of us or our stockholders.

We will be dependent upon key personnel of Corridor InfraTrust Management, LLC for our future success.

We have entered into a management agreement with Corridor to provide full management services to us for real property asset investments. We will be dependent on the diligence, expertise and business relationships of the management of Corridor to implement our strategy of acquiring real property assets. The departure of one or more investment professionals of Corridor could have a material adverse effect on our ability to implement this strategy and on the value of our common stock. There can be no assurance that we will be successful in implementing our strategy.

We are dependent upon TCA’s key personnel to effectuate an orderly liquidation of our remaining securities portfolio.

TCA’s investment professionals and management will evaluate, monitor and liquidate our remaining securities portfolio. The departure of one or more investment professionals of TCA could have a material adverse effect on our ability to achieve an orderly liquidation of our remaining securities portfolio. We will rely on employees of TCA who will be devoting significant amounts of their time to non-Company related activities of TCA. To the extent TCA’s investment professionals and management are unable to, or do not, devote sufficient amounts of their time and energy to our affairs, our performance may suffer.

Our remaining securities investments in privately-held companies present certain challenges, including availability of information about these companies and illiquidity that  may impact our ability to liquidate these investments in a timely and/or advantageous manner.

We currently have securities investments remaining in privately-held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of TCA to obtain adequate information to evaluate the potential risks and returns involved with these companies. If TCA is unable to obtain all material information about these companies, including with respect to operational, regulatory, environmental, litigation and managerial risks, TCA may not make a fully-informed investment decision, and we may lose some or all of the money invested in these companies.  Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell such investments at advantageous times and prices or in a timely manner. In addition, if we are required to liquidate all or a portion of our remaining securities portfolio quickly, we may realize significantly less than the value at which we previously have recorded our investments. We also may face other restrictions on our ability to liquidate an investment in the securities of a portfolio company to the extent that we or one of our affiliates have material non-public information regarding such portfolio company.

All of our remaining securities investments are, and will continue to be, recorded at fair value. Because such valuations are inherently uncertain, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed.

We continue to hold investments that are in the form of securities or loans that are not publicly traded. The fair value of these investments may not be readily determinable. For securities investments that are reported at fair value, we will value these investments quarterly at fair value. We have retained Lincoln Partners Advisors, LLC (an independent valuation firm) to provide third party valuation consulting services.  The Board of Directors is ultimately responsible for determining the fair value of the investments in good faith.  The types of factors that may be considered in fair value pricing of an investment include the nature and realizable value of any collateral, the portfolio company’s earnings and ability to make payments, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations are inherently uncertain, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. As a result, we may not be able to dispose of our holdings at a price equal to or greater than the determined fair value, which could have a negative impact on our net equity and earnings.

The lack of liquidity in our securities investments may make it difficult to liquidate our securities portfolio at favorable prices, and as a resu lt, we may suffer losses.

We have historically invested in the equity of companies whose securities are not publicly traded, and whose securities may be subject to legal and other restrictions on resale or otherwise be less liquid than publicly-traded securities.  As of November 30, 2011, approximately 61% of our investments were invested in illiquid securities.   The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, we may realize significantly less than the value at which we had previously recorded these investments when we liquidate our securities portfolio.  The illiquidity of most of our securities investments may make it difficult for us to dispose of them at favorable prices, and, as a result, we may suffer losses.

If our acquisitions do not meet our performance expectations, you may not receive distributions.

We intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. Also, restrictions and provisions in any credit facilities we enter into or debt securities we issue may limit our ability to make distributions. We cannot assure you that you will receive distributions at a particular level or at all.

If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our securities.

We do not believe that we are an investment company under the 1940 Act.  If during the period in which we are liquidating our securities portfolio we make an investment in securities, or one of our infrastructure real property asset acquisitions were characterized as an investment in securities, we could be deemed an investment company for purposes of the 1940 Act.  If we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure, could make it impractical for us to continue our business as contemplated and would have a material adverse effect on our operations and the price of our common stock.

Changes in laws or regulations or in the interpretations of laws or regulations could significantly affect our operations and cost of doing business.

We are subject to federal, state and local laws and regulations and are subject to judicial and administrative decisions that affect our operations, including loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures and other trade practices. If these laws, regulations or decisions change, we may have to incur significant expenses in order to comply, or we may have to restrict our operations. In addition, if we do not comply with applicable laws, regulations and decisions, or fail to obtain licenses that may become necessary for the conduct of our business, we may be subject to civil fines and criminal penalties, any of which could have a material adverse effect upon our business, results of operations or financial condition.

Provisions of the Maryland General Corporation Law and our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

The Maryland General Corporation Law and our charter and bylaws contain provisions that may have the effect of discouraging, delaying or making difficult a change in control of our Company or the removal of our incumbent directors. We are subject to the Business Combination Act of the Maryland General Corporation Law. However, pursuant to the statute, our Board of Directors has adopted a resolution exempting us from the Maryland Business Combination Act for any business combination between us and any person to the extent that such business combination receives the prior approval of our board.  Our Bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of stock by any person.  If we amend our Bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult to obtain control of our Company.

Under our charter, our Board of Directors is divided into three classes serving staggered terms, which will make it more difficult for a hostile bidder to acquire control of us. In addition, our Board of Directors may, without stockholder action, authorize the issuance of shares of stock in one or more classes or series, including preferred stock. See “Description of Securities.” Our Board of Directors may, without stockholder action, amend our charter to increase the number of shares of stock of any class or series that we have authority to issue. The existence of these provisions, among others, may have a negative impact on the price of our common stock and may discourage third party bids for ownership of our Company. These provisions may prevent any premiums being offered to you for our common stock.

Risks Related to an Investment in the U.S. Energy Infrastructure Sector

Our focus on the energy infrastructure sector will subject us to more risks than if we were broadly diversified.

Because we specifically focus on the energy infrastructure sector, investments in our common stock may present more risks than if we were broadly diversified over numerous sectors of the economy. Therefore, a downturn in the U.S. energy infrastructure sector would have a larger impact on us than on a company that does not concentrate in one sector of the economy. The energy infrastructure sector can be significantly affected by the supply of and demand for specific products and services; the supply and demand for crude oil, natural gas, and other energy commodities; the price of crude oil, natural gas, and other energy commodities; exploration, production and other capital expenditures; government regulation; world and regional events and economic conditions.

Energy infrastructure companies are subject to variations in the supply and demand of various energy commodities.

A decrease in the production of natural gas, natural gas liquids, crude oil, coal, refined petroleum products or other such commodities, or a decrease in the volume of such commodities available for transportation, mining, processing, storage or distribution, may adversely impact the financial performance of companies in the energy infrastructure sector. Production declines and volume decreases could be caused by various factors, including catastrophic events affecting production, depletion of resources, labor difficulties, political events, OPEC actions, environmental proceedings, increased regulations, equipment failures and unexpected maintenance problems, failure to obtain necessary permits, unscheduled outages, unanticipated expenses, inability to successfully carry out new construction or acquisitions, import supply disruption, increased competition from alternative energy sources or related commodity prices. Alternatively, a sustained decline in demand for such commodities could also adversely affect the financial performance of companies in the energy infrastructure sector. Factors that could lead to a decline in demand include economic recession or other adverse economic conditions, higher fuel taxes or governmental regulations, increases in fuel economy, consumer shifts to the use of alternative fuel sources, changes in commodity prices or weather.  Factors that could lead to a decrease in market demand include a recession or other adverse economic conditions, an increase in the market price of the underlying commodity, higher taxes or other regulatory actions that increase costs, or a shift in consumer demand for such products. Demand may also be adversely impacted by consumer sentiment with respect to global warming and/or by any state or federal legislation intended to promote the use of alternative energy sources such as bio-fuels, solar and wind.   Should energy infrastructure companies experience variations in supply and demand as described above, the resulting decline in operating or financial performance could impact the value or quality of our assets.

Many companies in the energy infrastructure sector are subject to the risk that they, or their customers, will be unable to replace depleted reserves of energy commodities.

Many companies in the energy infrastructure sector are either (i) engaged in the production of natural gas liquids, refined petroleum products, or aggregates such as crushed stone, sand and gravel, or (ii) are engaged in transporting, storing, distributing and processing these items on behalf of producers. To maintain or grow their revenues, many customers of these companies need to maintain or expand their reserves through exploration of new sources of supply, through the development of existing sources, through acquisitions, or through long-term contracts to acquire reserves. The financial performance of companies in the energy infrastructure sector may be adversely affected if the companies to which they provide service are unable to cost-effectively acquire additional reserves sufficient to replace the natural decline.

Energy infrastructure companies are and will be subject to extensive regulation because of their participation in the energy infrastructure sector.

Companies in the energy infrastructure sector are subject to significant federal, state and local government regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services they provide. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future that likely would increase compliance costs and may adversely affect the financial performance of companies in the energy infrastructure sector.

Energy infrastructure companies are and will be subject to the risk of fluctuations in commodity prices.

The operations and financial performance of companies in the energy infrastructure sector may be directly affected by energy commodity prices, especially those companies in the energy infrastructure sector owning the underlying energy commodity. Commodity prices fluctuate for several reasons, including changes in market and economic conditions, the impact of weather on demand or supply, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices, which may lead to a reduction in production or supply, may also negatively impact the performance of companies in the energy infrastructure sector that are solely involved in the transportation, processing, storing, distribution or marketing of commodities. Volatility of commodity prices may also make it more difficult for companies in the energy infrastructure sector to raise capital to the extent the market perceives that their performance may be tied directly or indirectly to commodity prices. Historically, energy commodity prices have been cyclical and exhibited significant volatility. Should energy infrastructure companies experience variations in supply and demand as described above, the resulting decline in operating or financial performance could impact the value or quality of our assets.

Energy infrastructure companies are and will be subject to the risk of extreme weather patterns.

Extreme weather patterns, such as prolonged or abnormal seasons, or specific events, such as hurricanes, could result in significant volatility in the supply of energy and power. This volatility may create fluctuations in commodity prices and earnings of companies in the energy infrastructure sector. Moreover, any extreme weather events, such as hurricanes, could adversely impact the assets and valuation of our real property assets or investment securities.

Additional Risks to Common Stockholders

Our use of leverage increases the risk of investing in our securities and will increase the costs borne by common stockholders.

Our use of leverage through the issuance of any preferred stock or debt securities, and any additional borrowings or other transactions involving indebtedness (other than for temporary or emergency purposes) are or would be considered “senior securities” and create risks.  Leverage is a speculative technique that may adversely affect common stockholders.  If the return on securities acquired with borrowed funds or other leverage proceeds does not exceed the cost of the leverage, the use of leverage could cause us to lose money.

Our issuance of senior securities involves offering expenses and other costs, including interest payments, which are borne indirectly by our common stockholders.  Fluctuations in interest rates could increase interest or dividend payments on our senior securities, and could reduce cash available for distribution on common stock.  Increased operating costs, including the financing cost associated with any leverage, may reduce our total return to common stockholders.

Rating agency guidelines applicable to any senior securities may impose asset coverage requirements, dividend limitations, voting right requirements (in the case of the senior equity securities), and restrictions on our portfolio composition and our use of certain investment techniques and strategies.  The terms of any senior securities or other borrowings may impose additional requirements, restrictions and limitations that are more stringent than those required by a rating agency that rates outstanding senior securities.  These requirements may have an adverse effect on us and may affect our ability to pay distributions on common stock and preferred stock.  To the extent necessary, we may redeem our senior securities to maintain the required asset coverage.  Doing so may require that we liquidate investments at a time when it would not otherwise be desirable to do so.

In addition, lenders from whom we may borrow money or holders of our debt securities may have fixed dollar claims on our assets that are superior to the claims of our stockholders, and we have granted, and may in the future grant, a security interest in our assets in connection with our debt. In the case of a liquidation event, those lenders or note holders would receive proceeds before our stockholders.  If the value of our assets increases, then leveraging would cause the book value of our common stock to increase more than it otherwise would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause the book value of our common stock to decline more than it otherwise would have had we not leveraged. Similarly, any increase in our revenue in excess of interest expense on our borrowed funds would cause our net income to increase more than it would without the leverage. Any decrease in our revenue would cause our net income to decline more than it would have had we not borrowed funds and could negatively affect our ability to make distributions on our common stock. Our ability to service any debt that we incur will depend largely on our financial performance and the performance of our portfolio companies and will be subject to prevailing economic conditions and competitive pressures.

Sales of our common stock may put pressure on our stock price.

The sale of our common stock (or the perception that such sales may occur) may have an adverse effect on prices in the secondary market for our common stock.  An increase in the number of shares of common stock available may put downward pressure on the market price for our common stock and make it more difficult for stockholders to sell their shares.  These sales also might make it more difficult for us to sell additional equity securities in the future at a time and price we deem appropriate.

Additional Risks to Senior Security Holders

Generally, an investment in our senior securities is subject to the following risks:

We will be subject to interest rate risk.

Distributions and interest payable on our senior securities are subject to interest rate risk.  To the extent that distributions or interest on such securities are based on short-term rates, our leverage costs may rise so that the amount of dividends or interest due to holders of senior securities would exceed available cash flow.  To the extent that any of our leverage costs are fixed, our leverage costs may increase when our senior securities mature.  This might require us to sell investments at a time when we would otherwise not do so, which may affect adversely our future ability to generate cash flow.

Preferred stock will be junior to any outstanding notes or other borrowings.

Preferred stock will be junior in liquidation and with respect to distribution rights to debt securities and any other borrowings.  Senior securities representing indebtedness may constitute a substantial lien and burden on preferred stock by reason of their prior claim against our income and against our net assets in liquidation.  We may not be permitted to declare dividends or other distributions with respect to any series of preferred stock unless at such time we meet applicable asset coverage requirements and the payment of principal or interest is not in default with respect to any notes or other borrowings.

Our debt securities, upon issuance, are expected to be unsecured obligations and, upon our liquidation, dissolution or winding up, will rank: (1) senior to all of our outstanding common stock and any outstanding preferred stock; (2) on a parity with any of our unsecured creditors and any unsecured senior securities representing our indebtedness; and (3) junior to any of our secured creditors. Secured creditors of ours may include, without limitation, parties entering into interest rate swap, floor or cap transactions, or other similar transactions with us that create liens, pledges, charges, security interests, security agreements or other encumbrances on our assets.

We may be subject to ratings and asset coverage risk.

To the extent that senior securities are rated, a rating does not eliminate or necessarily mitigate the risks of investing in our senior securities, and a rating may not fully or accurately reflect all of the credit and market risks associated with a security.  A rating agency could downgrade the rating of our shares of preferred stock or debt securities, which may make such securities less liquid at an auction or in the secondary market, though probably with higher resulting interest rates.  If a rating agency downgrades, or indicates a potential downgrade to, the rating assigned to a senior security, we may alter our portfolio or redeem a portion of our senior securities.  We may voluntarily redeem a senior security under certain circumstances to the extent permitted by its governing documents.

Inflation may negatively impact our senior securities.

Inflation is the reduction in the purchasing power of money resulting from an increase in the price of goods and services.  Inflation risk is the risk that the inflation adjusted or “real” value of an investment in preferred stock or debt securities or the income from that investment will be worth less in the future.  As inflation occurs, the real value of the preferred stock or debt securities and the dividend payable to holders of preferred stock or interest payable to holders of debt securities declines.

Additional Risks Related to Warrants and Subscription Rights

An active public market for our warrants or subscription rights may not develop.

Currently, no public market exists for our warrants or for subscription rights we may issue. We cannot assure you that one will develop or be sustained after this offering. We do not currently intend to apply to list the warrants, and may not list any subscription rights, on any national securities exchange or automated quotation system.

There may be dilution of the value of our common stock when our warrants or subscription rights are exercised or if we issue common stock below book value.

The issuance of additional common stock upon the exercise of any warrants or subscription rights, if the warrants or subscription rights are exercised at a time when the exercise price is less than the book value per share of our common stock, will have a dilutive effect on the value of our common stock.

The warrants or subscription rights may have no value in bankruptcy.

In the event a bankruptcy or reorganization is commenced by or against us, a bankruptcy court may hold that unexercised warrants or subscription rights are executory contracts subject to rejection by us with approval of the bankruptcy court. As a result, holders of warrants or subscription rights may, even if sufficient funds are available, not be entitled to receive any consideration or may receive an amount less than they would be entitled to if they had exercised their warrants or subscription rights prior to the commencement of any such bankruptcy or reorganization.

As a holder of warrants or subscription rights, you will not receive distributions on our common stock.

Holders of warrants or subscription rights will not have the right to receive any distributions and will not have any voting rights so long as their warrants or subscription rights are unexercised.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sales of securities (including any net proceeds received upon their exercise) in accordance with our investment objective and policies within approximately three to six months of receipt of such proceeds.  We may also use proceeds from the sale of our securities to retire all or a portion of any debt we incur, retire or redeem senior securities, and for working capital purposes, including the payment of distributions, interest and operating expenses, although there is currently no intent to issue securities primarily for this purpose.  Our investments may be delayed if suitable investments are unavailable at the time or for other reasons.  Pending such investment, we anticipate that we will invest the proceeds in securities issued by the U.S. government or its agencies or instrumentalities or in high quality, short-term or long-term debt obligations.  A delay in the anticipated use of proceeds could lower returns, reduce our distribution to common stockholders and reduce the amount of cash available to make dividend and interest payments on any outstanding preferred stock and debt securities, respectively.  We will not receive any of the proceeds from a sale of our securities by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends for each of the last five fiscal years.

			Year Ended November 30,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	7.91	261.94	(2.86)	(17.96)	9.54
Ratio of Earnings to Combined Fixed Charges and Preference Dividends to Earnings	7.91	261.94	(2.86)	(17.96)	9.54
Fixed Charge Deficiency	N/A	N/A	(2,420,556)	(34,284,113)	N/A

SUPPLEMENTAL PRO FORMA SELECTED FINANCIAL DATA

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them. That means we can disclose important information to you by referring you to those documents. Among others, we have incorporated by reference the documents listed below:

•	Our Annual Report on Form 10-K, for the fiscal year ended November 30, 2011, as filed with the SEC on February 13, 2012.

On September 21, 2011, we withdrew our election to be regulated as a BDC, and as of such date ceased reporting under the AICPA Investment Company Audit Guide (the Guide), which, in combination with our change in investment strategy, resulted in a significant change in our financial statement presentation.

We are now required to classify our publicly-traded investments in debt and equity securities into three categories:  (i) trading securities,( ii) available-for-sale securities or (iii) held-to maturity securities.  All of our publicly-traded securities are classified as trading securities and reported at fair value, with changes in fair value recorded in the Other Income section of the Statement of Operations.  Our private securities, other than Mowood, LLC (“Mowood”), are reported at fair value pursuant to the fair value option for financial assets and financial liabilities available under provisions of U.S. GAAP, with changes in fair value also recorded in the Other Income section of the Statement of Operations.  We are also required to consolidate the financial presentation and results of operations of our wholly-owned portfolio company, Mowood pursuant to FASB Accounting Standards Codification 810, from the date of our withdrawal as a BDC (September 21, 2011) through November 30, 2011.  Other changes to the format of our financial statements included the removal of the Schedule of Investments and the Financial Highlights.

On June 30, 2011, we purchased 100 percent ownership of a 40 percent-undivided interest in the Eastern Interconnect Project (“EIP Project”).  The EIP Project is a 40 percent undivided interest in a 216 mile, 345-KV bulk power transmission line and related equipment and substations including towers, easement rights, converters and other grid support components.  These transmission assets move electric power across New Mexico between Albuquerque and Clovis.

In order to provide the most meaningful information to you related to the financial statements included in the reports referenced above, we are providing supplemental pro forma selected financial data below as it would have been reported had we consolidated Mowood and owned the EIP Project for the entire year.

Adjustments made to consolidate the results of operations of wholly-owned portfolio company, Mowood, and its subsidiary Omega Pipeline Company (“Omega”) for the period December 1, 2010 through August 31, 2011 are reflected in the second column below.  Omega is a natural gas local distribution company (“LDC”) that owns and operates a natural gas distribution system in Fort Leonard Wood, Missouri.  As part of operating the natural gas distribution system, Mowood manages/supervises any expansion of the system.  All significant intercompany balances and transactions have been eliminated upon consolidation.

Adjustments made to reflect the results from operations of the Eastern Interconnect Pipeline from December 1, 2010 through June 20, 2011 are reflected in the third column below.  The Eastern Interconnect Project leases approximately 100 percent of its physical transmission assets to Public Service Company of New Mexico.

	Year Ended November 30, 2011 (audited)	Adjustments to consolidate Mowood for Period from December 1, 2010 through September 21, 2011	Adjustments to reflect EIP for Periods from December 1, 2010 through June 30, 2011	Pro Forma Year Ended November 30, 2011 (Unaudited)
Revenue
Sales Revenue	$2,161,723	$7,283,192	$-	$9,444,915
Lease Income	1,063,740	-	1,489,235	2,552,975
Total Revenue	3,225,463	7,283,192	1,489,235	11,997,890

Expenses
Cost of sales	1,689,374	5,892,508	-	7,581,882
Management fees, net of expense reimbursements	968,163	-	-	968,163
Asset acquisition expense	638,185	-	-	638,185
Professional fees	548,759	-	-	548,759
Depreciation expense	364,254	-	412,033	776,287
Operating expenses	196,775	723,720	-	920,495
Directors' fees	70,192	-	-	70,192
Interest expense	36,508	33,429	169,204	239,141
Other expenses	183,674	(1,370)	-	182,304
Total Expenses	4,695,884	6,648,287	581,237	11,925,408

Loss from Operations, before Income Tax	(1,470,421)	634,905	907,998	72,482
Deferred tax (expense) benefit	557,017	(226,397)	(323,778)	6,842
Loss from Operations	$(913,404)	$408,508	$584,220	$79,324

Other Income
Net realized and unrealized gain (loss) on trading securities	2,299,975	-	-	2,299,975
Net realized and unrealized gain (loss) on other equity securites	2,283,773	988,669	-	3,272,442
Distributions and dividend income, net	651,673	(728,998)	-	(77,325)
Other income	40,000	-	-	40,000
Total Other Income, before Income Taxes	$5,275,421	$259,671	$-	$5,535,092
Current tax expense	(253,650)	-	-	(253,650)
Deferred tax (expense) benefit	(1,186,224)	(544,312)	-	(1,730,536)
Income tax benefit, net	(1,439,874)	(544,312)	-	(1,984,186)
Total Other Income	$3,835,547	$(284,641)	$-	$3,550,906

Net Income	$2,922,143	$123,867	$584,220	$3,630,230
Earnings Per Common Share:
Basic and Diluted	$0.32	$0.02	$0.06	$0.40

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,159,809	9,159,809	9,159,809	9,159,809

THE COMPANY

We were organized as a Maryland corporation in September 2005.  We completed our initial public offering in February 2007 as a non-diversified closed-end management investment company regulated as a BDC under the 1940 Act. On September 21, 2011 we withdrew our election to be treated as a BDC in order to pursue becoming qualified as a REIT.  Our common stock is listed on the New York Stock Exchange under the symbol “TTO.”

Our objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and distribution growth.   We invest primarily in the U.S. energy infrastructure sector.  We historically were limited to investing in securities of privately-held companies operating in the U.S. energy infrastructure sector.   We believe the U.S. energy infrastructure sector offers significant opportunities for investment, but investment constraints placed upon BDCs have limited the types of assets and investments that can best access these opportunities.  Withdrawal of our BDC election allows us to pursue attractive opportunities to provide lease-based financing to energy infrastructure companies, with an expanded investment pool that includes real property assets, as opposed to investment securities.  We believe that we can acquire these assets while also satisfying the requirements for qualification as a REIT, and that becoming qualified and electing REIT status is in the best interests of our stockholders.  If we qualify for and elect REIT status in the future, we generally will not pay federal income tax on taxable income that is distributed to our stockholders.  See “Prospectus Summary – Taxation” and “U.S. Federal Income Tax Considerations – Potential Election to Be Treated as a REIT.”

At our Annual Meeting on April 8, 2011, our stockholders authorized our Board of Directors to withdraw our election to be regulated as a BDC under the 1940 Act.  On September 21, 2011, we withdrew our election to be treated as a BDC, and as of such date are no longer regulated as a BDC and no longer subject to the regulatory provisions of the 1940 Act.  Withdrawal of our election to be regulated as a BDC did not affect our registration under Section 12(b) of the Exchange Act and we will continue to file periodic reports on Form 10-K, Form 10-Q and Form 8-K, and file proxy statements and other reports required under the Exchange Act.

In 2007, 2009 and 2010 the IRS issued three separate private letter rulings that defined certain energy infrastructure assets as real estate assets for tax purposes.  The potential qualifying real estate assets in the energy infrastructure sector are electric transmission and distribution systems, pipeline systems, storage and terminaling systems. We refer to such REIT-qualifying assets herein as “real property assets.”  While private letter rulings provide insight into the current thinking of the IRS on tax issues, such rulings may only be relied upon by the taxpayer to whom they were issued.

We do not plan to make additional investments in securities (other than short term, highly liquid investments to be held pending acquisition of real property assets) and intend to liquidate our securities portfolio in an orderly manner.  As of November 30, 2011, the fair value of our securities portfolio (excluding short-term investments) totaled $68.9 million. The fair value of the securities remaining in our portfolio as of November 30, 2011, includes: (i) publicly-traded and liquid master limited partnership (“MLP”) equity securities of approximately $27.0 million and (ii) approximately $41.9 million of other illiquid securities issued by seven privately-held companies.  The publicly traded securities can be liquidated more readily than the others.

We seek to acquire real property assets from energy infrastructure companies and simultaneously lease these properties to the seller under long-term triple net leases, defined as a lease in which the lessee pays rent to the lessor, as well as all taxes, insurance, and maintenance expenses that arise from the use of the property. We expect our leases to be configured to include a base lease fee with additional provisions that enable us to participate in the revenue and/or value of the underlying energy infrastructure real property asset. These provisions would be considered a contingent rent or fair value repurchase option upon lease termination. These sale-leaseback transactions provide the lessee company with a source of financing that is an alternative to other financing sources such as corporate borrowing or equity offerings. Our sale-leaseback transactions may occur in conjunction with acquisitions, recapitalizations, growth projects or other corporate transactions involving the lessee company. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it back to the seller or its successor in interest (the lessee).

If we find sufficient suitable REIT-qualifying investments during 2012 and satisfy the REIT requirements throughout 2012, we expect to make an election to be treated as a REIT for tax purposes for 2012 by filing a Form 1120-REIT on or before March 15, 2013, or such later date to which we have properly extended filing such income tax return.  The REIT requirements that we must meet are discussed in detail below, but the principal challenge for us will be meeting the requirement that a substantial percentage of our assets be REIT-qualifying investments that produce REIT qualifying income.  Our effort to meet that requirement will be accelerated if:  (i) we are able to readily identify appropriate opportunities to liquidate our securities portfolio, or (ii) we are able to raise capital to fund new acquisitions.  In either event, we will need to have identified and be able to consummate an adequate number of REIT-qualifying investments meeting our investment criteria.  Subject to the limitations described below in “U.S. Federal Income Tax Considerations”, we may be able to accelerate satisfying the REIT requirements by holding non-REIT qualifying investments, including certain private equity investments, through taxable REIT subsidiaries.  The taxation of taxable REIT subsidiaries is described below in “U.S. Federal Income Tax Considerations - Taxable REIT Subsidiaries”.  We do not currently have any agreements or binding letters of intent for such investments. These opportunities are in a preliminary stage of review, and consummation of any of these opportunities depends on a number of factors beyond our control.  There can be no assurance that any of these acquisition opportunities will result in consummated transactions.  Regardless of our tax status, our investors will continue to receive a Form 1099 tax form.  See “U.S. Federal Income Tax Considerations – Potential Election to Be Treated as a REIT.”

Manager

We are externally managed by Corridor InfraTrust Management, LLC (formerly Corridor Energy, LLC) (“Corridor”).  Corridor is an asset manager specializing in financing the acquisition or development of infrastructure real property assets.  Corridor assists us in identifying, acquiring and developing energy infrastructure real property asset investments that can be leased to businesses that make goods, provide services or own assets other than securities, which business we refer to herein as “operating companies” and is generally responsible for our day-to-day operations.

Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments.  TCA provides us certain securities focused investment services necessary to evaluate, monitor and liquidate our remaining securities portfolio and also provide us with certain operational (i.e. non-investment) services.  Corridor compensates TCA for the services TCA provides to us.

U.S. Energy Infrastructure Sector Focus

We pursue our investment objective by investing principally in the energy infrastructure sector. The energy infrastructure sector broadly includes midstream, downstream and upstream assets.  We intend to focus primarily on midstream and downstream assets as described below.

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Midstream - the gathering, processing, storing and transmission of energy resources and their byproducts in a form that is usable by wholesale power generation, utility, petrochemical, industrial and gasoline customers, including pipelines, gas processing plants, liquefied natural gas facilities and other energy infrastructure companies.

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Downstream - the refining of energy sources, and the marketing and distribution of such refined products, such as customer-ready natural gas, natural gas liquids, propane and gasoline, to end-user customers, and the generation, transmission and distribution of electricity, including from coal, nuclear, natural gas, agricultural, thermal, solar, wind and biomass.

Market Opportunity

We believe the environment for acquiring energy infrastructure real property assets is attractive for the following reasons:

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Energy infrastructure provides essential services, and the stable supply and demand today is expected to continue in the future. We believe energy infrastructure is the backbone of modern society. The energy infrastructure sector includes the pipes, wires and storage facilities that connect and deliver our most critical resources: water, electricity, oil and gas. The demand for these resources is directly correlated with population growth, and has a low correlation to market cycles. The U.S. is the largest consumer of crude oil and natural gas products, the third largest producer of crude oil and the largest producer of natural gas products in the world. It is not anticipated that the services provided by infrastructure facilities will diminish over time; in fact it is expected to grow. U.S. energy consumption is forecasted to grow by 20% from 2009 to the year 2035 according to the U.S. Energy Information Administration (EIA), Annual Energy Outlook April 2011. The United States has an abundant supply of natural gas with enough natural gas to last for approximately 80 to 100 years, according to various industry sources. Natural gas provides a means of energy independence, as nearly 90% of the natural gas consumed in the United States is produced domestically. Demand for natural gas continues to increase as environmentally sensitive power generation companies switch to low-cost cleaner burning fuels. Natural gas is viewed as a reliable back-up energy source to alternative energy (e.g., wind and solar) as it is not dependent on weather patterns.

Natural gas is the cleanest fossil fuel, with 50% and 30% fewer carbon dioxide emissions than coal and oil, respectively, as well as lower emissions from sulfur dioxide and other pollutants.

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Investment is needed in U.S. energy infrastructure. Due to aging infrastructure, renewable energy requirements and rapid technological advances in the methods used to extract oil and natural gas, we believe that substantial amounts of capital will be invested in energy infrastructure. Investments in the power transmission sector in 2008 were quadruple the average investment level throughout the 1990’s. The National Energy Reliability Council (NERC) projects transmission additions will triple from approximately 1,000 miles/year in 2000-2008 to 3,100 miles/year in 2009-2018. These investment metrics align with NERC’s projections that U.S. peak energy demand will grow at a rate of 1.3% per year. According to the Brattle Group, this growth translates into $10 billion of annual investments in electric transmission alone. In addition, a natural gas market study commissioned in 2009 by the Interstate Natural Gas Association of America Foundation noted that to accommodate the geographical shift of natural gas production from mature basins to relatively new areas, it expects a range of investment from $133 to $210 billion of new midstream natural gas assets in the U.S. and Canada. We believe that the U.S. energy infrastructure sector’s high level of projected capital expenditures and continuing acquisition and divestiture activity provide numerous attractive acquisition opportunities.

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We believe there are a number of attractive operating companies with capital needs. We believe that there are a number of operating companies in the midstream and downstream segments of the U.S. energy infrastructure sector with capital expansion plans in which the asset performance will provide stable cash flow characteristics similar to those demonstrated by MLPs. We believe that these operating companies have assets that represent attractive financing opportunities for us. The energy industry is monopolistic, and high barriers to entry put the responsibility of development and growth on existing operating companies. Decreased federal and state funding for infrastructure investment is pushing many operating companies to alternative financing options. In addition, we can offer financing for assets that do not qualify for inclusion in an MLP, such as renewables and electric power transmission.

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There is a large segment of assets in energy infrastructure that qualify for being held by a REIT. In 2007, 2009 and 2010 the IRS issued three separate private letter rulings that defined certain energy infrastructure assets as real estate assets for tax purposes. The qualifying real estate assets in the energy infrastructure sector are electric transmission and distribution systems, pipeline systems and storage and terminaling systems. The private letter rulings treat such assets as qualifying real estate assets if the income from these assets is derived from rents on real property. While private letter rulings provide insight into the current thinking of the IRS on tax issues, such rulings may only be relied upon by the taxpayer to whom they were issued.

Competitive Advantages

We believe that we are well positioned to meet the financing needs of companies within the U.S. energy infrastructure sector for the following reasons:

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Attractive Strategic Partner for Energy and Power Infrastructure Companies. We believe that we are a desirable partner for energy and power infrastructure companies because we have specialized knowledge of the economic, regulatory, and stakeholder considerations faced by them. We do not intend to compete with the operations of our lessees and are willing to enter into long-term lease and financing arrangements that suit the requirements and achieve the goals of energy and power infrastructure companies.

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Broad Energy and Power Infrastructure Scope. We intend to focus on assets, among others, that are not permissible assets to be owned by other specialized energy companies such as MLPs. For example the Eastern Interconnect Project and Mowood's Omega pipeline are not MLP qualified assets.

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Efficient Capital Provider. If we are able to qualify as a REIT, our stockholders will not receive UBTI or Effectively Connected Income. This offers us access to investors desiring the risk adjusted return profile we provide but unable to invest in other specialized infrastructure vehicles such as direct investment in infrastructure, private equity funds, or MLPs. As a REIT, TTO is expected to have a lower overall cost of capital when compared to certain other energy and power infrastructure acquirors, which should enhance our future cash flows and provide for increased value growth opportunities.

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Disciplined Investment Philosophy. As we focus on acquiring real property assets, our investment approach emphasizes overall asset operational and financial performance with the potential for enhanced returns through incremental asset growth, capital appreciation, and minimization of downside risk. Our process involves an assessment of the overall attractiveness of the specific subsector of the energy infrastructure sector in which a prospective operating company is involved; such company’s specific competitive position within that subsector; operational asset engineering due diligence; potential commodity price, supply and demand and regulatory concerns; the stability and potential growth of the prospective real property asset’s cash flows; the prospective operating company's management track record and our ability to structure an attractive investment.

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Experienced Management Team. The principals of Corridor have an average of over 24 years of experience in energy operations of multi-national electric and gas utilities, national energy marketing and trading businesses and in optimizing portfolios for real energy asset investments. Based on their real property asset operational experience and strong industry relationships, we believe the principals of Corridor provide the expertise and knowledge necessary to acquire real property assets with strong performance standards. The members of TCA’s investment committee have an average of over 24 years of financial investment experience. TCA’s investment professionals are responsible for evaluating, monitoring and liquidating our remaining securities portfolio.

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Flexible Transaction Structuring. We are not subject to many of the regulatory limitations that govern traditional lending institutions such as commercial banks. As a result, we can be flexible in structuring asset acquisition transactions. This structuring flexibility enables our leases and debt instruments to fit the cash flow characteristics of the assets that we acquire. TCA’s and Corridor’s professionals have substantial experience in structuring investments that balance the needs of an energy infrastructure operating company with appropriate risk control.

While we believe we are well positioned to meet the financing needs of companies within the U.S. energy infrastructure sector, an investment in our securities involves certain risks that may preclude us from achieving our investment objective. For example, we may be unable to identify and complete acquisitions of real property assets or sell real property assets at times or at prices that we desire. In addition, if we elect to be taxed as a REIT, the loss of our REIT status would have significant adverse consequences.

Targeted Investment Characteristics

We anticipate that our targeted real property asset acquisitions will have the following characteristics:

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Long-Life Assets with Stable Cash Flows and Limited Commodity Price Sensitivity. We will seek real property assets having the potential to generate stable cash flows over long periods of time. We have historically invested in companies that own and operate assets with long useful lives and that generate cash flows by providing critical services primarily to the producers or end-users of energy. We have attempted to limit the direct exposure to energy commodity price risk in our portfolio. We have targeted companies that have a majority of their cash flows generated by contractual obligations. Our planned acquisitions of real property assets will continue to reflect these characteristics. Acquired real property assets will be long-lived. (In most cases, we expect the term of the lease will approximate the projected asset life.) We anticipate our real property assets will generate contracted cash flows with third party entities over the term of the investment, thus providing stable cash flows underlying our leases.

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Experienced Management Teams with Energy Infrastructure Focus. We have targeted assets operated by management teams that have a track record of success and that often have substantial knowledge and focus in particular segments of the energy infrastructure sector or with certain types of assets. We expect that our management team’s extensive experience and network of business relationships in the energy infrastructure sector will allow us to identify and attract opportunities to acquire real property assets that meet these criteria.

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Fixed Asset-Intensive Investments. Most of our investments have been made in companies with a relatively significant base of fixed assets. As we directly acquire infrastructure real property assets, our portfolio will reflect the nature of fixed-asset investments. Fixed-asset investments characteristically display such attributes as long-term stability, low volatility, diversification via low correlation and relatively inelastic demand.

•	Limited Technological Risk. We generally do not target acquisition opportunities involving the application of new technologies or significant geological, drilling or development risk.

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Growth Opportunities. We generally will seek to enter into leases that provide base rent and participating rent over the term of the lease. These increases are expected to be fixed or tied generally to increases in indices such as the Consumer Price Index (“CPI”). We may also attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent.

Investment Strategies and Due Diligence

In analyzing potential real property acquisitions, we intend to review all aspects of a transaction, including tenant and asset fundamentals, to determine whether a potential acquisition and lease can be structured to satisfy our investment criteria. In evaluating net lease transactions, we generally consider, among other things, the following aspects of each transaction:

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Tenant/Borrower Evaluation — We evaluate each potential tenant or borrower for its creditworthiness, typically considering factors such as management experience, industry position and fundamentals, operating history, and capital structure, as well as other factors that may be relevant to a particular acquisition. We seek opportunities in which we believe the tenant may have a stable or improving credit profile or credit potential that has not been recognized by the market. In evaluating a possible investment, the creditworthiness of a tenant or borrower often will be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration. Whether a prospective tenant or borrower is creditworthy will be determined by our investment department and reviewed by the investment committee, as described below. Creditworthy does not necessarily mean “investment grade.”

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Important to Tenant/Borrower Operations — We generally will focus on properties that we believe are essential or important to the ongoing operations of the tenant. We believe that these properties provide better protection generally as well as in the event of a bankruptcy, since a tenant/borrower is less likely to risk the loss of a critically important lease or property in a bankruptcy proceeding or otherwise.

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Diversification — We attempt to diversify our portfolio to avoid dependence on any one particular tenant, borrower, collateral type, and geographic location within the U.S. or tenant/borrower industry. By diversifying, we seek to reduce the adverse effect of a single under-performing investment or a downturn in any particular asset or geographic region within the U.S.

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Lease Terms — Generally, the net leased properties we will acquire will be leased on a full recourse basis to the tenants or their affiliates. In addition, we generally will seek to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI . The lease will also generally seek to provide for participation in gross revenues of the tenant at the property, thereby providing exposure to the commercial activity of the tenant, and providing the tenant some flexibility in lease terms. Alternatively, a lease may provide for mandated rental increases on specific dates, and we may adopt other methods in the future.

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Collateral Evaluation — We review the physical condition of the property and assess the likelihood of replacing the rental stream if the tenant defaults. We also generally engage a third party to conduct, or require the seller to conduct a preliminary examination, or Phase 1 assessment, of the site to determine the potential for contamination or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and provide indemnification protections against any potential claims, losses or expenses arising from such matters. We generally rely on our own analysis to determine whether to make an acquisition. Our analysis may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold may be greater or less than the acquisition cost. In cases of special purpose real estate which we expect to acquire, a property is examined in light of the prospects for the tenant/borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

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Transaction Provisions to Enhance and Protect Value — We attempt to include provisions in the leases that we believe may help protect a real property asset from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations or reduce the value of the real property asset. Such provisions include requiring our consent to specified tenant activity, requiring the tenant to provide indemnification protections, and requiring the tenant to satisfy specific operating tests. We may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of obligations from the tenant’s corporate parent or other entity or a letter of credit. This credit enhancement, if obtained, provides additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be replaced by other measures of credit quality such as tenant investment in leasehold improvements and commercial enterprise value of the tenant business conducted in the property.

In addition, in some circumstances, tenants may retain the right to repurchase the leased property . The option purchase price is generally the greater of the contract purchase price or the fair market value of the property at the time the option is exercised.

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Equity Enhancements — We may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help achieve the goal of increasing investor returns.

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Other Real Estate Related Assets — As other opportunities arise, we may also seek to expand the portfolio to include other types of real estate-related investments, in all cases within the energy infrastructure sector, such as:

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equity investments in real properties that are not long-term net leased to a single-tenant and may include partially leased properties, multi-tenanted properties, vacant or undeveloped properties and properties subject to short-term net leases, among others;

—	mortgage loans secured by real properties;

—	subordinated interests in first mortgage real estate loans, or B-notes;

—	mezzanine loans related to real estate, which are senior to the borrower’s equity position but subordinated to other third-party financing; and

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equity and debt securities (including preferred equity, limited partnership interests, trusts and other higher-yielding structured debt and equity investments) issued by companies that are engaged in real-estate-related businesses as defined by regulations promulgated under the Internal Revenue Code, including other REITs.

Distributions Policy

Our investments in securities and real property assets generate cash flow to us from which we expect to pay distributions to stockholders.  The Board of Directors will determine the amount of any distribution we expect to pay our stockholders.  A REIT is generally required to distribute during the taxable year an amount equal to at least 90% of the REIT taxable income (determined under Internal Revenue Code section 857(b)(2), without regard to the deduction for dividends paid).  We intend to adhere to this requirement in order to qualify as a REIT.

Real Property Asset Management

We believe that effective management of our assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process.

 The Corridor team consists of energy asset professionals with experience across several segments of the energy sector and is primarily responsible for evaluating, negotiating and structuring potential real property asset opportunities.  Before a real property asset is acquired by us, the transaction is reviewed by the managing directors of Corridor and TCA and approved by the managing directors of Corridor. The approval is subject to final approval by our Board of Directors.  Our Board of Directors is not directly involved in originating or negotiating potential asset acquisitions but instead functions as a separate and final step in the process.

We monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of our properties. Monitoring involves receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. We review financial statements of tenants and undertake regular physical inspections of the condition and maintenance of properties. Additionally, we periodically analyze each tenant’s financial condition, the industry in which each tenant operates and each tenant’s relative strength in its industry.

Liquidity and Financing Strategies

Consistent with our asset acquisition policies, we use leverage when available on terms we believe are favorable. The amount of leverage that we may employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing. Although we currently do not anticipate doing so, the amount of total leverage we employ may exceed 50% of our total assets, which was the maximum amount of leverage we could employ as a BDC. Substantially all of our mortgage loans are expected to be non-recourse. A lender on non-recourse mortgage debt generally has recourse only to the property collateralizing such debt and not to any of our other assets, while full recourse financing would give a lender recourse to all of our assets. The use of non-recourse debt, therefore, helps us to limit the exposure of all of our assets to any one debt obligation. Lenders may, however, have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity. We also expect to have an unsecured line of credit that can be used in connection with refinancing existing debt and making new acquisitions, as well as to meet other working capital needs. We expect to incur debt which bears interest at fixed rates, or is effectively converted to fixed rates through interest rate caps or swap agreements.

On November 30, 2011, we entered into a 180-day rolling evergreen margin loan facility with Bank of America, N.A.  The terms of the agreement provide for a $10,000,000 facility that is secured by certain of  our assets.  Outstanding balances generally will accrue interest at a variable rate equal to one-month LIBOR plus 0.85 percent and unused portions of the facility will accrue a fee equal to an annual rate of 0.25 percent.  We did not have any borrowings outstanding as of November 30, 2011.  Under the terms of the margin loan facility, we must maintain asset coverage required under the 1940 Act. If we fail to maintain the required coverage, we may be required to repay a portion of an outstanding balance until the coverage requirement has been met.  At November 30, 2011, the Company was in compliance with the terms of the margin loan facility.

As of November 30, 2011 , the fair value of the publicly-traded and liquid MLP equity securities held in our securities portfolio was approximately $27.0 million.

In April 2011, IRP was acquired by James River Coal Company. As a result of the acquisition, we received proceeds of approximately $31.6 million. An additional $2.1 million was placed in escrow pursuant to the terms of the agreement governing the sale.  Two-thirds of the escrow fund will be released fourteen months following the closing date (reduced by reserve claim amounts, if any).  One-third of the escrow fund will not be released until all legal proceedings and fines relating to certain violations at a specific mine covered by the transaction are fully resolved.  As of November 30, 2011, we  estimate the carrying value of the escrow to be approximately $1.7 million.

Competition

We compete with public and private funds, commercial and investment banks and commercial financing companies to make the types of investments that we plan to make in the U.S. energy infrastructure sector. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. For example, some competitors may have a lower cost of funds and access to funding sources than are available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, allowing them to consider a wider variety of investments and establish more relationships than us. These competitive conditions may adversely affect our ability to make investments in the energy infrastructure sector and could adversely affect our distributions to stockholders.

INVESTMENTS, ASSETS AND WHOLLY-OWNED SUBSIDIARY

The following is a summary of our portfolio investments (other than cash and public MLPs) as of November 30, 2011, along with graphs highlighting the shift in our portfolio investments from the end of fiscal 2010 to the end of fiscal 2011.

Lightfoot Capital Partners, LP and Lightfoot Capital Partners GP LLC (“Lightfoot”)

Lightfoot owns controlling interest in Arc Terminals, a limited partnership that operates 11 refined product storage terminals located throughout the United States with a combined working capacity of approximately 3.6 million barrels. Arc provides storage and delivery services for petroleum, petrochemical and chemical products to customers under long-term storage and throughput contracts. In October 2011, Lightfoot acquired a minority interest in a liquefied natural gas regasification facility located in Mississippi.

Eastern Interconnect Project (“EIP”)

The EIP project is a 40 percent undivided interest in a 216 mile, 345-KV bulk power transmission line (“Line”) and related equipment and substations including towers, easement rights, converters and other grid support components. These transmission assets move electric power across New Mexico between Albuquerque and Clovis. The project is leased on a triple net basis through April 1, 2015 to Public Service Company of New Mexico (“PNM”), at which time the lease can be extended, or allowed to expire. PNM is an independent electric utility company serving approximately 500,000 customers in New Mexico. PNM is a subsidiary of PNM Resources. EIP is a critical, East-West link on the Public Service Company of New Mexico transmission grid. Construction of the Line was completed in 1984 and is expected to have an additional twenty years of useful life. The Company does not anticipate any material costs would be incurred should the lease tenant be replaced.

VantaCore Partners LP (“VantaCore”)

VantaCore was formed to acquire companies in the aggregate industry and currently owns a quarry and asphalt plant in Clarksville, Tennessee, sand and gravel operations located near Baton Rouge, Louisiana and a quarry in Todd County, Kentucky. Aggregates consist of crushed stone, sand and gravel used in construction and concrete. The company also controls several hundred acres of land adjacent to its Clarksville location which recently received zoning approval for a port on the Cumberland River.

High Sierra Energy, LP and High Sierra Energy, GP (“High Sierra”)

High Sierra is a Denver based private limited partnership that operates midstream businesses in the energy industry. Its four business units include: transportation, treatment, recycling and disposal of oil and gas waste-water; gathering, transportation, logistics and marketing of crude oil; transportation logistics and marketing of natural gas liquids and asphalt; and leasing of well head compression equipment. The company’s assets are located in nine of the most prolific oil and natural gas shale plays in the country and have sales in all lower 48 U.S. states and Canada.

Mowood, LLC (“Mowood”) — Wholly Owned Subsidiary

Mowood is the holding company of Omega Pipeline, LLC (“Omega”). Omega is a natural gas local distribution company located on the Fort Leonard Wood military installation in south-central Missouri. Omega owns approximately 50 miles of pipeline, has a long term contract with the Department of Defense and serves the natural gas needs of Fort Leonard Wood in addition to marketing natural gas services to several customers in the surrounding area. We hold 100 percent of the equity interests in Mowood.

MANAGER

We are externally managed by Corridor InfraTrust Management, LLC (formerly Corridor Energy, LLC).  Corridor is an asset manager specializing in financing the acquisition or development of infrastructure real property assets.  Corridor assists us in identifying, acquiring and developing energy infrastructure real property asset investments that can be leased to businesses that make goods, provide services or own assets other than securities, which business we refer to herein as “operating companies” and is generally responsible for our day-to-day operations.

Corridor Team

The Corridor team includes Managing Directors Rick Green and David Schulte, Director David Haley and Principal Becky Sandring.  This team provides investors and operator partners with the industry expertise of energy operations, energy portfolio management and capital markets.  Biographical information about the members of the Corridor team is provided below.  Corridor is located at 4200 W. 115th Street, Suite 210, Leawood, Kansas 66211.  Corridor is an affiliate of TCA.

Richard C. (“Rick”) Green

Mr. Green serves as our Chairman and is a co-founder and Managing Director of Corridor. He has spent more than 30 years in the energy industry serving as a CEO for more than 20 years. During his tenure, Mr. Green demonstrated leadership and perseverance in pioneering the strategy and successful execution of a significant business expansion of Aquila Inc., formerly UtiliCorp United, to a Fortune 30 company. Aquila Inc. was an international electric and gas utility business and national energy marketing and trading business. Mr. Green has also been credited with leading a successful wind down of the merchant trading operations of Aquila Inc. to provide shareholder focus on the company’s utility market strategy during the 2002 energy market crisis. From 2006-2008, Mr. Green successfully directed the complicated separation and ultimate sale of Aquila’s multi-state utility operations. Mr. Green then founded The Calvin Group LLC, a consulting firm that leveraged the management and operational experience of the partners to catalyze the management teams of energy companies. Mr. Green is currently on the board, and was previously a chairman of, the Midwest Research Institute, and has also served on the board for the National Renewable Energy Laboratories in Golden, Colorado.

David J. Schulte, CFA, CPA

Mr. Schulte is a co-founder and Managing Director of both Corridor and TCA, where he serves on the investment committee, and is also our Chief Executive Officer. In addition, Mr. Schulte serves as Senior Vice President of Tortoise Energy Infrastructure Corporation (NYSE: TYG), Tortoise Energy Capital Corporation (NYSE: TYY), Tortoise North American Energy Corporation (NYSE: TYN), Tortoise Power and Energy Infrastructure Fund Inc. (NYSE: TPZ), Tortoise MLP Fund, Inc. (NYSE: NTG) and Tortoise Pipeline & Energy Fund, Inc. (NYSE: TPZ). From 1993-2002, Mr. Schulte was a Managing Director at Kansas City Equity Partners, L.C. (“KCEP”). While a partner at KCEP, Mr. Schulte led private financing for two growth MLP’s in the energy infrastructure sector, Inergy, L.P., where he served as a director, and MarkWest Energy Partners, L.P., where he was a board observer. Prior to joining KCEP, Mr. Schulte had over five years of experience completing acquisition and public equity financings as an investment banker at the predecessor of Oppenheimer & Co., Inc. In 2011, Mr. Schulte and his partners at TCA were awarded the Ernst & Young Entrepreneur of the Year® award for financial services companies in the Central Midwest region.

David W. Haley

Mr. Haley is a Director of Corridor and our Senior Vice President. He has over 20 years of experience in the energy industry. Prior to joining Corridor, Mr. Haley was a Vice President at the consulting firm, The Calvin Group. From 2002-2008 he was Managing Director of EnFocus, a consulting firm focused on risk management and structuring transactions for clients in the energy and financial services industries. Mr. Haley was previously Vice President of Cross Commodity Trading for Aquila Merchant Services, where he directed a group engaged in market marking, risk management and proprietary trading of crude oil, natural gas, residual and heating oil, electricity, coal and financial transmission rights/transmission congestion credits. He was also responsible for managing the risks and optimizing a portfolio of asset investments including power plants, electric transmission, natural gas transportation and natural gas storage. Before joining Aquila, he was Vice President of Cinergy Corp. where he directed structuring, valuation analysis and transaction pricing for mergers & acquisitions and leveraged buyouts/ financial restructurings of independent power projects.

Rebecca M. Sandring

Ms. Sandring is Principal of Corridor and our Treasurer. She has over 20 years of experience in the energy industry. As a Vice President with The Calvin Group, she created strategic business plans resulting in third party investments and provided financial leadership to a wind development company, which resulted in planned project cost reductions. From 1993-2008 Ms. Sandring had various roles at Aquila Inc, formerly UtiliCorp United, a regulated gas and electric utility serving a multi-state region with international operations including transmission, distribution and generation. Ms. Sandring’s roles at UtiliCorp and then Aquila Inc. were in operational finance, and included business valuations, project and corporate finance, process efficiency, implementation of complex GAAP accounting policies and internal accounting and risk system designs. As Director of Finance at Aquila, Inc. she was responsible for leading the internal finance team, which worked with external advisors regarding the strategic alternatives for Aquila, Inc. In her role as Director of Finance for the unregulated power generation division, which had over 4,000 megawatts of generation capacity, she was responsible for building the accounting, strategic planning and forecasting team and process.

Management Agreement

Management Services

Pursuant to a Management Agreement, Corridor has agreed to use its reasonable best efforts to present us suitable acquisition opportunities consistent with our investment objectives and policies and is generally responsible, subject to the supervision and review of our Board of Directors, for our day-to-day operations.

Corridor’s services to us under the Management Agreement are not exclusive, and Corridor is free to furnish the same or similar services to other entities, including businesses which may directly or indirectly compete with us, so long as Corridor’s services to us are not impaired by the provision of such services to others.

Administration Services

Pursuant to the Management Agreement, Corridor also furnishes us with office certain clerical and administrative services necessary for our operation (other than services provided by our custodian, accounting agent, administrator, dividend and interest paying agent and other service providers).  Corridor is authorized to cause us to enter into agreements with third parties to provide such services. To the extent we request, Corridor will (i) oversee the performance and payment of the fees of our service providers and make such reports and recommendations to the Board of Directors concerning such matters as the parties deem desirable, (ii) respond to inquiries and otherwise assist such service providers in the preparation and filing of regulatory reports, proxy statements, and stockholder communications, and the preparation of materials and reports for the Board of Directors; (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Board of Directors and (iv) supervise any other aspect of our administration as may be agreed upon by us and Corridor. We have agreed, pursuant to the Management Agreement, to reimburse Corridor for all out-of-pocket expenses incurred in providing the foregoing services.

Management Fee

Pursuant to the Management Agreement, we pay Corridor quarterly a base management fee equal to 0.25% (1.00% annualized) of our average monthly Managed Assets for such quarter, calculated and paid in arrears within 30 days of the end of each fiscal quarter. The term “Managed Assets” as used in the calculation of the management fee means all of our securities and real property assets (including any securities or real property assets purchased with or attributable to borrowed funds) minus accrued liabilities other than (1)  deferred taxes and (2) debt entered into for the purpose of leverage.  Accrued liabilities are expenses incurred in the normal course of our operations.  For purposes of the definition of Managed Assets, “securities” includes our securities portfolio, valued at then current market value.  For purposes of the definition of Managed Assets, “real property assets” includes our assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and acquisition costs that may be allocated to intangibles or are unallocated), valued at the aggregate historical cost, before reserves for depreciation, amortization, impairment charges or bad debts or other similar noncash reserves. The base management fee for any partial quarter will be appropriately prorated.

We also pay Corridor quarterly an incentive fee of 10% of the increase in distributions paid over a threshold distribution equal to $0.125 per share per quarter, calculated and paid in arrears within 30 days of the end of each fiscal quarter.  No incentive fee shall be paid on (i) any dividend paid after the Board of Directors has determined to liquidate us, or (ii) all or any portion of any dividend expected by the Board of Directors not to be sustainable in subsequent quarters.  The incentive fee for any partial quarter will be appropriately prorated.  At least half of any incentive fee paid to Corridor must be reinvested by Corridor in our common stock.

Payment of Our Expenses

We bear all expenses not specifically assumed by Corridor and incurred in our operations.  We have borne the expenses related to prior offerings of our securities and we will bear the expenses related to this offering. The compensation and allocable routine overhead expenses of all investment professionals of Corridor and its staff, when and to the extent engaged in providing us management services, is provided and paid for by Corridor and not us.

Duration and Termination

The Management Agreement was initially reviewed and approved by our Board of Directors.  It will remain in effect until December 31, 2012 and is renewable annually thereafter by us.  The Management Agreement may be terminated by us, by vote of the Board of Directors, without penalty upon not more than 60 days’ written notice to Corridor.  The Management Agreement may also be terminated by Corridor without penalty upon not less than 60 days’ written notice to us.

Tortoise Capital Advisors

Tortoise Capital Advisors, L.L.C., a registered investment adviser, provides us certain securities focused investment services necessary to evaluate, monitor and liquidate our remaining securities portfolio and also provide us with certain operational (i.e. non-investment) services.  We have also entered into an Administration Agreement with TCA pursuant to which TCA acts as our administrator and performs (or oversees or arranges for the performance of) the administrative services necessary for our operation, including without limitation providing us with equipment, clerical, book keeping and recordkeeping services. For these services we pay TCA a fee equal to 0.04% of our aggregate average daily Managed Assets, with a minimum annual fee of $30,000.

The investment committee of TCA consists of H. Kevin Birzer, Zachary A. Hamel, Kenneth P. Malvey, Terry C. Matlack and David J. Schulte, all of whom are Managers of TCA.  TCA is located at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  TCA is a pioneer in capital markets for MLP investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy sector.  TCA was formed in October 2002 to provide portfolio management services to institutional and high-net worth investors seeking professional management of their MLP investments. As of December 31, 2011, TCA had approximately $7.6 billion of client assets under management. Corridor compensates TCA for the services TCA provides to us, other than the services provided to us pursuant to the Administration Agreement to which we and TCA are a party.

Consultant Arrangement

Corridor has retained Kenmont Capital Partners L.P. as a consultant.  Kenmont assists Corridor in identifying potential real property asset acquisition opportunities for us.  Corridor compensates Kenmont for the services it provides to us.

DIVIDEND REINVESTMENT PLAN

If a stockholder’s common stock is registered directly with us or with a brokerage firm that participates in our Automatic Dividend Reinvestment Plan (“Plan”) through the facilities of the Depository Trust Company (“DTC”) and such stockholder’s account is coded dividend reinvestment by such brokerage firm, all distributions are automatically reinvested for stockholders by the Plan Agent, Computershare Trust Company, Inc. (the “Plan Agent”), in additional common stock (unless a stockholder is ineligible or elects otherwise).

We will use primarily newly-issued common stock to implement the Plan, whether our shares are trading at a premium or at a discount to book value. However, we reserve the right to instruct the Plan Agent to purchase shares in the open-market in connection with its obligations under the Plan. The number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the distribution payment date. Market price per share on that date shall be the closing price for such shares or, if no sale is reported for such day, at the average of their reported bid and asked prices. If distributions are reinvested in shares purchased on the open market, then the number of shares received by a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the weighted average price per share (including brokerage commissions and other related costs) for all shares purchased by the Plan Agent on the open-market in connection with such distribution.  Such open-market purchases will be made by the Plan Agent as soon as practicable, but in no event more than 30 days after the distribution payment date.

The Plan Agent maintains all stockholders’ accounts in the Plan and furnishes written confirmation of each acquisition made for the participant’s account as soon as practicable, but in no event later than 60 days after the date thereof. Shares in the account of each Plan participant will be held by the Plan Agent in non-certificated form in the Plan Agent’s name or that of its nominee, and each stockholder’s proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for shares held pursuant to the Plan first in accordance with the instructions of the participants then with respect to any proxies not returned by such participant, in the same proportion as the Plan Agent votes the proxies returned by the participants.

There will be no brokerage charges with respect to shares issued directly by us as a result of distributions payable either in shares or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of distributions. If a participant elects to have the Plan Agent sell part or all of his or her common stock and remit the proceeds, such participant will be charged his or her pro rata share of brokerage commissions on the shares sold plus a $15.00 transaction fee. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See “U.S. Federal Income Tax Considerations.”

Experience under the Plan may indicate that changes are desirable. Accordingly, we reserve the right to amend or terminate the Plan if in the judgment of our Board of Directors such a change is warranted. The Plan may be terminated by the Plan Agent or us upon notice in writing mailed to each participant at least 60 days prior to the effective date of the termination. Upon any termination, the Plan Agent will cause a certificate or certificates to be issued for the full shares held by each participant under the Plan and cash adjustment for any fraction of a common share at the then current market value of the common stock to be delivered to him or her. If preferred, a participant may request the sale of all of the common stock held by the Plan Agent in his or her Plan account in order to terminate participation in the Plan. If such participant elects in advance of such termination to have the Plan Agent sell part or all of his or her shares, the Plan Agent is authorized to deduct from the proceeds a $15.00 fee plus the brokerage commissions incurred for the transaction. If a participant has terminated his or her participation in the Plan but continues to have common stock registered in his or her name, he or she may re-enroll in the Plan at any time by notifying the Plan Agent in writing at the address below. The terms and conditions of the Plan may be amended by the Plan Agent or us at any time, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, only by mailing to each participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment shall be deemed to be accepted by each participant unless, prior to the effective date thereof, the Plan Agent receives notice of the termination of the participant’s account under the Plan. Any such amendment may include an appointment by the Plan Agent of a successor Plan Agent, subject to the prior written approval of the successor Plan Agent by us.

Additional information about the Plan may be obtained by writing to Computershare Trust Company, N.A, P.O. Box 43078, Providence, Rhode Island 02940-3078, by contacting them by phone at (800) 426-5523, or by visiting their website at www.computershare.com.

VALUATION OF SECURITIES PORTFOLIO

Valuation Methodology — Public Companies

The Company currently has a Fund Accounting Agreement with U.S. Bancorp Fund Services, LLC (“USBFS”) by which, among other things, USBFS will obtain securities market quotations from independent pricing services approved by TCA and ratified by our Board of Directors.  USBFS generally obtains a single readily available market quotation (generally based solely on observable data as opposed to unobservable inputs and/or proprietary models) from the principal market equivalent to the last reported sale price on the exchange or over-the counter (OTC) market on which the security is principally traded.  Historically, we have not adjusted any prices obtained from the independent pricing service.

If USBFS cannot obtain a market price as outlined below, or if TCA determines that the market price of a security as so obtained does not represent a fair value as of the Measurement Date (due to a significant development subsequent to the time its price is determined, through usage of a portfolio management system developed by a third-party that supplies TCA daily pricing information independent of that provided by USBFS, or otherwise), fair value for the security shall be determined pursuant to methodologies established by the Board of Directors.

(a)      Equity Securities

The fair value for equity securities shall be determined in the following order:

(1)  by using readily available market quotations from the principal market

(i)  if a security is traded on the Measurement Date, by using the last reported sale price1  on the exchange or over-the-counter (OTC) market on which the security is principally traded, up to the time of valuation, is used.

(ii)  if there were no reported sales on the security's principal exchange or OTC market on the Measurement Date, by using the average between the last bid price and last asked price (the “Calculated Mean”), as reported by the pricing service, shall be used.
or

(2)  by obtaining direct written broker-dealer quotations if a security is not traded on an exchange or quotations are not available from an approved pricing service.

(b)      Short-Term Securities

Short-term securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, with remaining maturities of 60 days or less, for which reliable market quotations are readily available shall each be valued on an amortized cost basis at current market quotations as provided by an independent pricing service or principal market maker.

(c)      Fixed Income Securities

Fixed income securities (other than the short-term securities as described above) shall be valued by (a) using readily available market quotations based upon the last updated sale price or a market price from an approved pricing service generated by a pricing matrix based upon yield data for securities with similar characteristics or (b) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security.

1 In the case of the Nasdaq Stock Market, Inc. (and certain other exchanges or OTC markets as approved by the Managers of TCA who comprise the Investment Committee of TCA (the “Pricing Committee”)), the closing prices reported by the exchange and OTC market (which may sometimes be referred to as the “official close,” the “official closing price” or other similar term) will be taken to be the “last reported sale price” for purposes of this section and any other instance in these Procedures in which the last reported sale price for a security or other asset is used. In these instances, although the closing price reported by the exchange or OTC market may not be the last reported sale price, TCA believes it to be representative of the value at the close of the exchange or OTC market.

(d)	Options and Futures

Options (including options on futures contracts) and futures contracts shall be valued using readily available market quotations. Exchange-traded options are valued at the last reported sale price on any exchange on which they trade. If no sales are reported on any exchange on the Measurement Date, exchange-traded options shall be valued at the mean between the highest bid and lowest asked prices obtained as of the closing of the exchanges on which the option is traded.  Exchange-traded domestic futures contracts are valued at the last reported sale price on the Chicago Mercantile Exchange.  Exchange-traded foreign futures contracts are valued at the last reported sale price on the primary foreign exchange on which they principally trade.

Non-exchange traded options and futures are valued at the last reported sale price on the OTC market on which the option or future is principally traded.  If no sales are reported on the OTC market on the Measurement Date, non-exchange traded options and futures shall be valued at the Calculated Mean based on bid and asked prices obtained from the OTC market.

For options or futures where market quotations are not readily available, their value will be determined in accordance with the methodologies established by the Board for securities of private companies as set forth in Appendix A.

(e)      Rights

(1)  Exchange-traded.  The value of a right that is traded upon one or more exchanges shall be determined on the basis of the procedures set forth in (a) above.

(2)  All other rights. If a right is not traded on any exchange, its value will be determined in accordance with the methodologies established by the Board for securities of private companies as set forth in Appendix A.

(f)      Warrants

(1)  Exchange-traded.  The value of a warrant that is traded upon one or more exchanges shall be determined on the basis of the procedures set forth in  (a) above.

(2)  All other, warrants. If a warrant is not traded on any exchange, its value will be determined (i) by using a quotation or evaluated price, as applicable, provided by a broker-dealer; or (ii) pursuant to the methodologies established by the Board for securities of private companies as set forth in Appendix A.

(g)      Non-U.S. Securities

Quotations of non-U.S. securities in a non-U.S. currency will be valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the time as of which such valuation is determined.

For equity securities, we will first use readily available market quotations and will obtain direct written broker-dealer quotations if a security is not traded on an exchange or quotations are not available from an approved pricing service. For fixed income securities, we will use readily available market quotations based upon the last updated sale price or market value from a pricing service or by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. If no sales are reported on any exchange or OTC market, we will use the calculated mean based on bid and asked prices obtained from the primary exchange or OTC market.

Valuation Methodology — Private Companies

There generally is not a readily available market price for these private investments, therefore, we value substantially all of our remaining equity investments in private companies at fair value in good faith.

Generally, the process is as follows:

•
The independent valuation firm prepares the preliminary valuations and the supporting analysis. At August 31, 2011, the independent valuation firm provided valuations on five portfolio companies comprising approximately 99.8 percent of the total fair value of restricted investments;

•	The investment professionals of TCA review the preliminary valuations and supporting analyses, and consider and assess, as appropriate, any changes that may be required to the preliminary valuations;

•	The Investment Committee of TCA reviews the preliminary valuations and supporting analyses, and considers and assesses, as appropriate, any changes that may be required to the preliminary valuations;

•
The Board of Directors assesses the final valuations provided by the independent valuation firm and ultimately determines the fair value of each investment in our portfolio in good faith. Determination of fair values involves subjective judgments and estimates.  We have not historically adjusted the final valuations provided by the independent valuation firm.  The notes to our financial statements explain the highly judgmental nature of these valuations, and the impact any change in such valuations may have on our financial statements.

We determine fair value to be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We have determined the principal market, or the market in which we exit our private portfolio investments with the greatest volume and level of activity, to be the private secondary market. Typically, private companies are bought and sold based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value.

For private company investments, value is often realized through a liquidity event of the entire company.  Therefore, the value of the investee as a whole (enterprise value) at the reporting date often provides the best evidence of the value of the investment and is the initial step for valuing our privately issued securities.  For any one company, enterprise value may best be expressed as a range of fair values, from which a single estimate of fair value will be derived.  In determining the enterprise value of a portfolio company, an analysis is prepared consisting of traditional valuation methodologies including market and income approaches:

•
Market approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.  For example, valuation techniques consistent with the market approach often use market multiples derived from a set of comparables.

•
Income approach. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts.

The fair value of investments in private portfolio companies is determined based on various factors, including enterprise value, observable market transactions, such as recent offers to purchase a company, recent transactions involving the purchase or sale of the equity securities of the company, or other liquidation events.  The determined equity values generally will be discounted when we have a minority position, are subject to restrictions on resale, have specific concerns about the receptivity of the capital markets to a specific company at a certain time, or other comparable factors exist.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material federal income tax considerations affecting us and our security holders. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to security holders in light of their particular circumstances or who are subject to special rules, such as banks, thrift institutions and certain other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, tax-exempt investors, individual retirement accounts, certain tax-deferred accounts, and foreign investors. Tax matters are very complicated, and the tax consequences of an investment in and holding of our securities will depend on the particular facts of each investor’s situation. Investors are advised to consult their own tax advisors with respect to the application to their own circumstances of the general federal income taxation rules described below and with respect to other federal, state, local or foreign tax consequences to them before making an investment in our securities. Unless otherwise noted, this discussion assumes that investors are U.S. persons and hold our securities as capital assets.

A “U.S. person” generally is a beneficial owner of our securities that is, for U.S. federal income tax purposes, any one of the following:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created in or organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust subject to the supervision of a court within the United States and the control of a United States person.

A “Non-U.S. holder” is a beneficial owner of our securities that is not a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective security holder that is a partnership holding our securities or a partner of such a partnership should consult his, her or its own tax adviser with respect to the purchase, ownership and disposition of our securities.

Tax matters are very complicated and the tax consequences to a U.S. person or a Non-U.S. person of an investment in our securities will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any possible changes in the tax laws.

Husch Blackwell LLP has provided an opinion to the effect that this discussion, to the extent that it contains descriptions of applicable Federal income tax law, is correct in all material respects and fairly summarizes the Federal income tax laws referred to herein.  This opinion is filed as an exhibit to the registration statement of which this prospectus is a part.  This opinion, however, does not purport to address the actual tax consequences of the purchase, ownership and disposition of our securities to any particular holder.  The opinion, and the information in this section, is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions.  The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the ruling.  In each case, these sources are relied upon as they exist on the date of this prospectus.  No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the opinion and the information in this section are based.  Any change of this kind could apply retroactively to transactions preceding the date of the change.  Moreover, opinions of counsel merely represent counsel’s best judgment with respect to the probable outcome on the merits and are not binding on the Internal Revenue Service or the courts.  Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion, or the statements made in the following discussion, will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

Pursuant to U.S. Treasury Department Circular 230, we are informing you that (1) this discussion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws, (2) this discussion was written by us in connection with the registration of our securities and our promotion or marketing, and (3) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Company Federal Income Taxation

We are treated as a corporation for federal and state income tax purposes. Thus, we are obligated to pay federal and state income tax on our taxable income. We invest our assets primarily in entities treated as partnerships for federal income tax purposes. As a partner in the partnerships, we must report our allocable share of the partnership's taxable income in computing our taxable income regardless of whether the partnerships make any distributions. Based upon our review of the historic results of the type of entity in which we invest, we expect that the cash flow received by us with respect to our investments in partnerships will exceed the taxable income allocated to us from such investments. There is no assurance that our expectation regarding the distributions from the partnerships exceeding taxable income from the partnerships will be realized. If this expectation is not realized, there may be greater tax expense borne by us and less cash available to distribute to stockholders or to pay to creditors. In addition, we will take into account in determining our taxable income the amounts of gain or loss recognized on the sale of our investments. Currently, the maximum regular federal income tax rate for a corporation is 35 percent. We may be subject to a 20 percent federal alternative minimum tax on our alternative minimum taxable income to the extent that the alternative minimum tax exceeds our regular federal income tax

Because we are treated as a corporation for federal income tax purposes, our financial statements reflect deferred tax assets or liabilities according to generally accepted accounting principles. This differs from many closed-end funds that are taxed as RICs under the Internal Revenue Code. Deferred income taxes reflect (i) taxes on unrealized gains/(losses), which are attributable to the temporary difference between fair market value and tax basis, (ii) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (iii) the net tax benefit of accumulated net operating losses and capital losses. To the extent we have a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. We periodically assess the need to establish a valuation allowance for deferred tax assets based on the criterion established by the Statement of Financial Accounting Standards, Accounting for Income Taxes (ASC 740) that it is more likely than not that some portion or all of the deferred tax asset will not be realized. Our assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future partnership cash distributions), the duration of statutory carryforward periods and the associated risk that operating loss and capital loss carryforwards may expire unused. In addition, a substantial change in our ownership may limit our ability to utilize our loss carryforwards. We periodically review the recoverability of deferred tax assets based on the weight of available evidence. Accordingly, realization of a deferred tax asset is dependent on whether there will be sufficient taxable income of the appropriate character within the carryforward periods to realize a portion or all of the deferred tax benefit. We will accrue deferred federal income liability associated with that portion of partnership distributions considered to be a tax-deferred return of capital, as well as capital appreciation of our investments. Upon the sale of an partnership security, we may be liable for previously deferred taxes, if any. We will rely to some extent on information provided by the partnerships, which is not necessarily timely, to estimate deferred tax liability for purposes of financial statement reporting.  From time to time we will modify our estimates or assumptions regarding our deferred tax liability as new information becomes available.

Federal Income Taxation of U.S. Holders of Common and Preferred Stock

Federal Income Tax Treatment of U.S. Holders of Common Stock.  Unlike a holder of a direct interest in partnerships, a stockholder will not include its allocable share of our income, gains, losses or deductions in computing its own taxable income. Instead, since we are of the opinion that, under present law, the common stock will constitute equity, distributions with respect to such shares (other than distributions in redemption of shares subject to Section 302(b) of the Internal Revenue Code) will generally constitute dividends to the extent of our allocable current or accumulated earnings and profits, as calculated for federal income tax purposes. Generally, a corporation’s earnings and profits are computed based upon taxable income, with certain specified adjustments. As explained above, based upon the historic performance of the partnerships, we anticipate that the distributed cash from the partnerships will exceed our share of the partnerships' income and our gain on the sale of partnership interests. In addition, earnings and profits are treated generally, for federal income tax purposes, as first being used to pay distributions on preferred stock, and then to the extent remaining, if any, to pay distributions on the common stock. Thus, we anticipate that only a portion of the distributions of DCF will be treated as dividend income to common stockholders. To the extent that distributions to a stockholder exceed our current and accumulated earnings and profits, the stockholder’s basis in shares of stock with respect to which the distribution is made will be reduced, which may increase the amount of gain realized upon the sale of such shares. If a stockholder has no further basis in its shares, the stockholder will report any excess distributions as capital gain if the stockholder holds such shares as a capital asset.

Dividends of current or accumulated earnings and profits generally will be taxable as ordinary income to holders but are expected to be treated as “qualified dividend income” that is generally subject to reduced rates of federal income taxation for noncorporate investors and are also expected to be eligible for the dividends received deduction available to corporate stockholders under Section 243 of the Internal Revenue Code. Under federal income tax law, qualified dividend income received by individual and other noncorporate stockholders is taxed at long-term capital gain rates, which as of the date of this prospectus reach a maximum of 15%. Qualified dividend income generally includes dividends from domestic corporations and dividends from non-U.S. corporations that meet certain criteria. To be treated as qualified dividend income, the stockholder must hold the shares paying otherwise qualifying dividend income more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or more than 90 days during the 181-day period beginning 90 days before the ex-dividend date in the case of certain preferred stock dividends attributable to periods exceeding 366 days). A stockholder’s holding period may be reduced for purposes of this rule if the stockholder engages in certain risk reduction transactions with respect to the common or preferred stock. The provisions of the Internal Revenue Code applicable to qualified dividend income are effective through December 31, 2012. Thereafter, higher federal income tax rates will apply unless further legislative action is taken.

Corporate holders should be aware that certain limitations apply to the availability of the dividends received deduction, including limitations on the aggregate amount of the deduction that may be claimed and limitations based on the holding period of the shares of common or preferred stock on which the dividend is paid, which holding period may be reduced if the holder engages in risk reduction transactions with respect to its shares. Corporate holders should consult their own tax advisors regarding the application of these limitations to their particular situation.

If a common stockholder participates in our Automatic Dividend Reinvestment Plan, such stockholder will be treated as receiving the amount of the distributions made by the Company, which amount generally will be either equal to the amount of the cash distribution the stockholder would have received if the stockholder had elected to receive cash or, for shares issued by the Company, the fair market value of the shares issued to the stockholder.

Federal Income Tax Treatment of U.S. Holders of Preferred Stock.  Under present law, we are of the opinion that preferred stock will constitute equity, and thus distributions with respect to preferred stock (other than distributions in redemption of preferred stock subject to Section 302(b) of the Internal Revenue Code) will generally constitute dividends to the extent of our current or accumulated earnings and profits, as calculated for federal income tax purposes. Such dividends generally will be taxable as ordinary income to holders but are expected to be treated as qualified dividend income that is generally subject to reduced rates of federal income taxation for noncorporate investors and are also expected to be eligible for the dividends received deduction available to corporate stockholders under Section 243 of the Internal Revenue Code. Please see the discussion above on qualified dividend income and the dividends received deductions.

Earnings and profits are generally treated, for federal income tax purposes, as first being used to pay distributions on the preferred stock, and then to the extent remaining, if any, to pay distributions on the common stock. Distributions in excess of the Company’s earnings and profits, if any, will first reduce a stockholder’s adjusted tax basis in his or her preferred stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to a stockholder who holds such shares as a capital asset.

Sale of Shares.  The sale of shares of common or preferred stock by holders will generally be a taxable transaction for federal income tax purposes. Holders of shares of stock who sell such shares will generally recognize gain or loss in an amount equal to the difference between the net proceeds of the sale and their adjusted tax basis in the shares sold. If the shares are held as a capital asset at the time of the sale, the gain or loss will generally be a capital gain or loss. Similarly, a redemption by us (including a redemption resulting from our liquidation), if any, of all the shares actually and constructively held by a stockholder generally will give rise to capital gain or loss under Section 302(b) of the Internal Revenue Code, provided that the redemption proceeds do not represent declared but unpaid dividends. Other redemptions may also give rise to capital gain or loss, but certain conditions imposed by Section 302(b) of the Internal Revenue Code must be satisfied to achieve such treatment.

Capital gain or loss will generally be long-term capital gain or loss if the shares were held for more than one year and will be short-term capital gain or loss if the disposed shares were held for one year or less. Net long-term capital gain recognized by a noncorporate U.S. holder generally will be subject to federal income tax at a lower rate (currently a maximum rate of 15%) than net short-term capital gain or ordinary income (as of the date of this prospectus a maximum rate of 35%, which rate is scheduled to increase to 39.6% for taxable years after 2012). Under current law, the maximum federal income tax rate on capital gain for noncorporate holders is scheduled to increase to 20% for taxable years after 2012. For corporate holders, capital gain is generally taxed at the same rate as ordinary income, that is, currently at a maximum rate of 35%. A holder’s ability to deduct capital losses may be limited.

Federal Income Taxation of Non-U.S. Holders of Common and Preferred Stock

Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend on that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our shares.

In general, dividend distributions paid by us to a Non-U.S. stockholder are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States), we will not be required to withhold federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. stockholders. Any such effectively connected dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

A Non-U.S. holder generally will not be taxed on any gain recognized on a disposition of our stock (or warrants or subscription rights to acquire such stock, as applicable) unless:

•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. holders (unless an applicable income tax treaty provides otherwise) and, under certain circumstances, the “branch profits tax” described above may also apply;

•
the Non-U.S. holder is an individual who holds our stock (or warrants or subscription rights, as applicable) as a capital asset, is present in the United States for more than 182 days in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. holder is not considered a resident alien under the Code); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our stock (or warrants or subscription rights, as applicable).

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, we generally will be treated as owning our proportionate share of the assets of a partnership in which we own an equity interest. The determination of whether we are a U.S. real property holding corporation at any given time will depend on the mix of our assets and their fair market values at such time, which is difficult to predict, but based upon our contemplated conversion to a REIT, it is likely that we will be a U.S. real property holding corporation.

Provided that our shares were regularly traded on an established securities market at any time during the calendar year of the disposition, the tax relating to stock in a U.S. real property holding corporation generally will only apply to:

(i)
a Non-U.S. holder whose holdings, direct and indirect, of regularly traded interests (including warrants or subscription rights to acquire stock) other than an interest solely as a creditor at any time during the applicable period, constituted more than 5% of such class of interests, or

(ii)
a Non-U.S. holder who owns non-regularly traded interests (including warrants or subscription rights to acquire stock) other than solely as a creditor with a fair market value greater than the fair market value of 5% of the regularly traded class of stock with the lowest fair market value, generally determined upon acquisition of such interests (Non-U.S. holders who do not satisfy (i) and (ii), a "Non-5% holder").

Our common stock is listed on the NYSE. Although not free from doubt, our common stock should be considered to be regularly traded on an established securities market for any calendar quarter during which they are regularly quoted on the NYSE by brokers or dealers that hold themselves out to buy or sell our common stock at the quoted price.

If our shares were not considered to be regularly traded on an established securities market at any time during the applicable calendar year, then a Non-5% holder would be taxed for U.S. federal income tax purposes on any gain realized on the disposition of our shares on a net income basis as if the gain were effectively connected with the conduct of a U.S. trade or business by the Non-5% holder during the taxable year and, in such case, the person acquiring from a Non-5% holder generally would have to withhold 10% of the amount of the proceeds of the disposition. Such withholding may be reduced or eliminated pursuant to a withholding certificate issued by the Service in accordance with applicable U.S. Treasury regulations. We urge all Non-U.S. holders to consult their own tax advisers regarding the application of these rules to them.

A Non-U.S. holder who is a non-resident alien individual, and who is otherwise subject to withholding of federal income tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Our shares that are owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Non-U.S. persons should consult their own tax advisers with respect to the United States federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Investment by Tax-Exempt Investors and Regulated Investment Companies.  Employee benefit plans, other tax-exempt organizations and regulated investment companies may want to invest in our securities. Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income (“UBTI”). Because we are a corporation for federal income tax purposes, an owner of shares of common stock will not report on its federal income tax return any of our items of income, gain, loss and deduction. Therefore, a tax-exempt investor generally will not have UBTI attributable to its ownership or sale of our common or preferred stock unless its ownership of the stock is debt-financed. In general, stock would be debt-financed if the tax-exempt owner of stock incurs debt to acquire the stock or otherwise incurs or maintains debt that would not have been incurred or maintained if the stock had not been acquired.

For federal income tax purposes, a regulated investment company or “mutual fund,” may not have more than 25% of the value of its total assets, at the close of any quarter, invested in the securities of one or more qualified publicly traded partnerships, which will include most MLPs. Shares of our common stock are not securities of a qualified publicly traded partnership and will not be treated as such for purposes of calculating the limitation imposed upon regulated investment companies.

Backup Withholding.  We may be required to withhold, for U.S. federal income tax purposes, a portion of all distributions (including redemption proceeds) payable to stockholders who fail to provide us with their correct taxpayer identification number, who fail to make required certifications or who have been notified by the Internal Revenue Service (“IRS”) that they are subject to backup withholding (or if we have been so notified). Certain corporate and other stockholders specified in the Internal Revenue Code and the regulations thereunder are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the stockholder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS in a timely manner.

Other Taxation.  Foreign stockholders, including stockholders who are nonresident alien individuals, may be subject to U.S. withholding tax on certain distributions at a rate of 30% or such lower rates as may be prescribed by any applicable treaty. Our distributions also may be subject to state and local taxes.

Federal Income Taxation of Debt Securities

Federal Income Tax Treatment of Holders of Debt Securities.  Under present law, we are of the opinion that the debt securities will constitute indebtedness of the Company for federal income tax purposes, which the discussion below assumes. We intend to treat all payments made with respect to the debt securities consistent with this characterization.

Taxation of Interest.  Payments or accruals of interest on debt securities generally will be taxable to you as ordinary interest income at the time such interest is received (actually or constructively) or accrued, in accordance with your regular method of accounting for federal income tax purposes.

Purchase, Sale and Redemption of Debt Securities.  Initially, your tax basis in debt securities acquired generally will be equal to your cost to acquire such debt securities. This basis will increase by the amounts, if any, that you include in income under the rules governing market discount, and will decrease by the amount of any amortized premium on such debt securities, as discussed below. When you sell or exchange any of your debt securities, or if any of your debt securities are redeemed, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued and unpaid interest, which will be subject to federal income tax as interest in the manner described above) and your tax basis in the debt securities relinquished.

Except as discussed below with respect to market discount, the gain or loss that you recognize on the sale, exchange or redemption of any of your debt securities generally will be capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if the disposed debt securities were held for more than one year and will be short-term capital gain or loss if the disposed debt securities were held for one year or less. Net long-term capital gain recognized by a noncorporate U.S. holder generally will be subject to federal income tax at a lower rate (as of the date of this prospectus a maximum rate of 15%, although this rate will increase to 20% after December 31, 2012) than net short-term capital gain or ordinary income (as of the date of this prospectus a maximum rate of 35%). For corporate holders, capital gain is generally taxed for federal income tax purposes at the same rate as ordinary income, that is, as of the date of this prospectus at a maximum rate of 35%. A holder’s ability to deduct capital losses may be limited.

Amortizable Premium.  If you purchase debt securities at a cost greater than their stated principal amount, plus accrued interest, you will be considered to have purchased the debt securities at a premium, and you generally may elect to amortize this premium as an offset to interest income, using a constant yield method, over the remaining term of the debt securities. If you make the election to amortize the premium, it generally will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt securities by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt securities. Therefore, if you do not elect to amortize the premium and you hold the debt securities to maturity, you generally will be required to treat the premium as a capital loss when the debt securities are redeemed.

Market Discount.  If you purchase debt securities at a price that reflects a “market discount,” any principal payments on or any gain that you realize on the disposition of the debt securities generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt securities during the time you held such debt securities. “Market discount” is defined under the Internal Revenue Code as, in general, the excess of the stated redemption price at maturity over the purchase price of the debt security, except that if the market discount is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the market discount is considered to be zero. In addition, you may be required to defer the deduction of all or a portion of any interest paid on any indebtedness that you incurred or continued to purchase or carry the debt securities that were acquired at a market discount. In general, market discount will be treated as accruing ratably over the term of the debt securities, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt securities as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply and you will increase your basis in the debt security by the amount of market discount you include in gross income. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Information Reporting and Backup Withholding.  In general, information reporting requirements will apply to payments of principal, interest, and premium, if any, paid on debt securities and to the proceeds of the sale of debt securities paid to U.S. holders other than certain exempt recipients (such as certain corporations). Information reporting generally will apply to payments of interest on the debt securities to non-U.S. Holders (as defined below) and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty. In addition, for non-U.S. Holders, information reporting will apply to the proceeds of the sale of debt securities within the United States or conducted through United States-related financial intermediaries unless the certification requirements described below have been complied with and the statement described below in “Taxation of Non-U.S. Holders” has been received (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

We may be required to withhold, for U.S. federal income tax purposes, a portion of all payments (including redemption proceeds) payable to holders of debt securities who fail to provide us with their correct taxpayer identification number, who fail to make required certifications or who have been notified by the IRS that they are subject to backup withholding (or if we have been so notified). Certain corporate and other stockholders specified in the Internal Revenue Code and the regulations thereunder are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the holder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS. If you are a non-U.S. Holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid backup withholding tax requirements. The certification procedures required to claim the exemption from withholding tax on interest income described below will satisfy these requirements.

Taxation of Non-U.S. Holders.  If you are a non-resident alien individual or a foreign corporation (a “non-U.S. Holder”), the payment of interest on the debt securities generally will be considered “portfolio interest” and thus generally will be exempt from U.S. federal withholding tax. This exemption will apply to you provided that (1) interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States, (2) you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Internal Revenue Code, (3) you do not actually or constructively own 10 percent or more of the combined voting power of all classes of the Company’s stock entitled to vote, (4) you are not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, and (5) you satisfy the certification requirements described below.

To satisfy the certification requirements, either (1) the holder of any debt securities must certify, under penalties of perjury, that such holder is a non-U.S. person and must provide such owner’s name, address and taxpayer identification number, if any, on IRS Form W-8BEN, or (2) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debt securities on behalf of the holder thereof must certify, under penalties of perjury, that it has received a valid and properly executed IRS Form W-8BEN from the beneficial holder and comply with certain other requirements. Special certification rules apply for debt securities held by a foreign partnership and other intermediaries.

Interest on debt securities received by a non-U.S. Holder that is not excluded from U.S. federal withholding tax under the portfolio interest exemption as described above generally will be subject to withholding at a 30% rate, except where (1) the interest is effectively connected with the conduct of a U.S. trade or business, in which case the interest will generally be subject to U.S. income tax on a net basis as applicable to U.S. holders generally or (2) a non-U.S. Holder can claim the benefits of an applicable income tax treaty to reduce or eliminate such withholding tax. To claim the benefit of an income tax treaty or to claim an exemption from withholding because the interest is effectively connected with a U.S. trade or business, a non-U.S. Holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated. Also, a non-U.S. Holder who is claiming the benefits of an income tax treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Any capital gain that a non-U.S. Holder realizes on a sale, exchange or other disposition of debt securities generally will be exempt from U.S. federal income tax, including withholding tax. This exemption generally will not apply to you if your gain is effectively connected with your conduct of a trade or business in the U.S. or you are an individual holder and are present in the U.S. for a period or periods aggregating 183 days or more in the taxable year of the disposition.

Federal Income Tax Aspects of Warrants and Subscription Rights.

If you exercise a warrant or subscription right, you will not recognize any gain or loss for U.S. federal income tax purposes (except that gain or loss will be recognized to the extent you receive cash in lieu of a fractional common share as if you had actually received the fractional share and the fractional share was immediately redeemed for cash). Your initial tax basis in the security received upon exercise will be the sum of the exercise price paid and your adjusted tax basis in the warrant or subscription right (excluding any portion of such sum allocable to a fractional share), and your holding period for the security received will begin on the day you exercise the warrant or subscription right. If you sell or exchange a warrant or subscription right, you will generally recognize gain or loss equal to the difference between the amount realized in the sale or exchange and your adjusted tax basis in the warrant or right sold or exchanged. If the warrant or subscription right expires unexercised, you will recognize a loss in an amount equal to your adjusted tax basis in the warrant or right at such time. Any such gain or loss from the sale, exchange or expiration of the warrants or rights will be capital gain or loss and will be long-term capital gain or loss if your holding period for the warrants or rights exceeds one year at the time of the sale, exchange or expiration. Non-U.S. holders of warrants and subscription rights to acquire our stock should see the discussion under "Federal Income Taxation of Non-U.S. Holders of Common and Preferred Stock" and should consult their own tax advisers with respect to the United States federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the options or subscription rights.

Additional Considerations.

Medicare Tax.  For taxable years beginning after December 31, 2012, a 3.8 percent tax will generally be imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest (including interest on our debt securities), dividends (including dividends paid with respect to our stock), annuities, royalties, rent, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of shares of our stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

FATCA Withholding.  Beginning with payments made after December 31, 2012, recently enacted legislation generally would impose a 30% withholding tax on dividends and interest paid with respect to our stock and debt securities and the gross proceeds from a disposition of our stock and debt securities paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless the entity provides the payor with certain information regarding direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. The Internal Revenue Service recently announced that such withholding requirements will be implemented pursuant to regulations and withholding obligations will not be imposed on payments made prior to January 1, 2014.  You are encouraged to consult with your own tax advisor regarding the possible implications of this recently enacted legislation on your investment in our common stock.

Potential Election to Be Treated as a REIT

We may in the future choose to be treated as a REIT for federal income tax purposes and to make an election to be treated as a REIT.  If we decide to make a REIT election, our potential election will not be effective prior to January 1, 2012.  If we make a REIT election, we will be subject to a corporate level tax on certain built-in gains if such assets are sold during the 10 year period following conversion.  Built-in gain assets are assets whose fair market value exceeds the REIT's adjusted tax basis at the time of conversion.  In addition, a REIT may not have any earnings and profits accumulated in a non-REIT year.  Thus, upon conversion to a REIT, the putative REIT is generally required to distribute to its shareholders all accumulated earnings and profits, if any.  Such distribution would be taxable to the shareholders as dividend income, and, as discussed above, may qualify as qualified dividend income for non-corporate shareholders and for the dividends received deduction for corporate shareholders.

The remainder of this section discusses U.S. Federal income tax consequences to the Company and to our shareholders assuming the Company elects to be a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to Federal corporate income taxes on net income that we currently distribute to stockholders.  This treatment substantially eliminates the “double taxation” (at the corporate and security holder levels) that generally results from investment in a corporation.

Notwithstanding a REIT election, however, we will be subject to Federal income tax in the following circumstances.  First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the shareholder level.  Second, under certain circumstances, we may be subject to the “alternative minimum tax” on any items of tax preference and alternative minimum tax adjustments.   Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.  Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax on prohibited transactions.  Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax in an amount equal to the greater of either (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.  Sixth, if we should fail to satisfy any of the asset tests (as discussed below) for a particular quarter and do not qualify for certain de minimis exceptions but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) $50,000 or (ii) the amount determined by multiplying the highest corporate tax rate by the net income generated by certain disqualified assets for a specified period of time.  Seventh, if we fail to satisfy REIT requirements other than the income or asset tests but nonetheless maintain our qualification because certain other requirements are met, we must pay a penalty of $50,000 for each such failure.  Eighth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year (for this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders.  See “Annual Distribution Requirements” below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Ninth, we would be subject to a 100% penalty tax on amounts received (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and a taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Code Sections 856 through 859; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) of which not more than 50% in value of the outstanding capital stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules; (vii) that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked and (viii) which meets certain other tests, described below, regarding the nature of its income and assets.  The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Condition (vi) must be met during the last half of each taxable year.  For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual.  However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi).  The Company should satisfy conditions (v) and (vi) based upon existing ownership.  If we fail to satisfy these stock ownership requirements, we will fail to qualify as a REIT.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary generally will be disregarded for Federal income tax purposes.  Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT.  All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself.  A qualified REIT subsidiary of ours will not be subject to Federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code.  In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours.  A taxable REIT subsidiary is subject to Federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests.  Subject to the tests described below, a taxable REIT subsidiary may own assets that are not considered real estate assets.  Therefore, we may utilize taxable REIT subsidiaries to hold certain non-REIT qualifying investments, such as certain private equity investments.  However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of Federal income taxation.  For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us.  In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

In order for us to maintain qualification as a REIT, certain separate percentage tests relating to the source of our gross income must be satisfied annually.  First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property,” gain, and, in certain circumstances, interest) or from certain types of temporary investments.  Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

Rents received by us will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met.  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person.  However, amounts received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Second, rents received from a tenant will not qualify as “rents from real property” if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant (a “Related Party Tenant”).  We may, however, lease our properties to a taxable REIT subsidiary and rents received from that subsidiary generally will not be disqualified from being “rents from real property” by reason of our ownership interest in the subsidiary if at least 90% of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, as determined pursuant to the rules in Code section 856(d)(8).

Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” This 15% test is based on relative fair market value of the real and personal property.

Generally, for rents to qualify as “rents from real property” for the purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”  Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations.  The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service.  If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property.  If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code.  The relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, and, following the REIT's identification of the failure to meet either of the gross income tests, a description of each item of the REIT's gross income shall be included in a schedule for the relevant taxable year that is filed in accordance with the applicable regulations.  It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

1.           At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and government securities.  Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non-corporate subsidiaries of these partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long term debt.

2.           Not more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset class.

3.           Except for certain investments in REITs, qualified REIT subsidiaries, and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

4.           Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities.

5.           Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the debt safe harbors discussed below.

6.           Not more than 25% of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by the qualified REIT subsidiary are treated as owned directly by the REIT.

Securities, for purposes of the assets tests, may include debt we hold.  However, the following types of arrangements generally will not be considered securities held by us for purposes of the 10% value test: (1) Straight debt securities of an issuer which meet the requirements of Code section 856(m)(2), discussed below; (2) Any loan to an individual or an estate; (3) Any Code section 467 rental agreement, other than with certain related persons; (4) Any obligation to pay rents from real property as defined in Code section 856(d)(1); (5) Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in the category or payments on any obligation issued by such an entity; (6) Any security issued by a REIT; or (7) Any other arrangement as determined by the Internal Revenue Service.  Under Code section 856(m)(2), debt generally will constitute "straight debt" if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (1) which is not convertible, directly or indirectly, into stock and (2) the interest rate (and the interest payment dates) of which is not contingent on the profits, the borrower's discretion or similar factors.  However, a security may satisfy the definition of "straight debt" even though the time of payment of interest or principal thereunder is subject to a contingency, if: (i) such contingency does not have the effect of changing the effective yield to maturity more than the greater of 0.25% or 5% of the annual yield to maturity, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1 million and not more than 12 months of unaccrued interest can be required to be prepaid thereunder.  Second, a security can satisfy the definition of "straight debt" even though the time or amount of any payment thereunder is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Certain "look-through" rules apply in determining a REIT partner's share of partnership securities for purposes of the 10% value test.  Under such rules, a REIT's interest as a partner in a partnership is not considered a security, and the REIT is deemed to own its proportionate share of each of the assets of the partnership.  The REIT's interest in the partnership assets is the REIT's proportionate interest in any securities issued by the partnership, other than securities qualifying for the above safe harbors.  Therefore, a REIT that is a partner in a partnership must look through both its equity interest and interest in non-safe harbor debt securities issued by the partnership. Any non-safe harbor debt instrument issued by a partnership will not be considered a security to the extent of the REIT's interest as a partner in the partnership.  Also, any non-safe harbor debt instrument issued by a partnership will not be considered a security if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from the sources described in Code section 856(c)(3), which sets forth the general REIT income test.

Certain corporate or partnership securities that otherwise that otherwise would qualify under the straight debt safe harbor will not so qualify if the REIT holding such securities, and any of its controlled taxable REIT subsidiaries, holds other securities of the issuer which are not securities qualifying for any safe harbors if such non-qualifying securities have an aggregate value greater than one percent of the issuer's outstanding securities.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets.  If the failure to satisfy the tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.  We would intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.  We cannot ensure that these steps always will be successful.  If we were to fail to cure the noncompliance with the asset tests within this 30 day period, we could fail to qualify as a REIT.

A REIT will not lose its REIT status for failing to satisfy the requirements of the 5% and 10% tests if such failure is due to the ownership of assets the total value of which does not exceed the lesser of: (i) 1% of the total value of the REIT's assets at the end of the quarter for which such measurement is done or (ii) $10 million.  However, the REIT must either: (i) dispose of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Internal Revenue Service), or (ii) otherwise meet the requirements of those rules by the end of such time period.

In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter, and the failure exceeds the above-described de minimis standard, then the REIT still will be considered to have satisfied these tests if the REIT satisfies several requirements.  First, the REIT's failure to satisfy the particular asset test must be due to reasonable cause and not due to willful neglect.  Second, the REIT must file a schedule of the assets resulting in such failure with the Internal Revenue Service in accordance with the regulations and must dispose of the assets within six months after the last day of the quarter in which the REIT identified the failure (or such other time period prescribed by the Internal Revenue Service) or otherwise meet the requirements of those rules by the end of such time period.  Finally, the REIT must pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets described in the schedule for the period beginning on the first date that the failure occurs and ending on the date when the REIT disposes of such assets or the end of the first quarter when the REIT no longer fails to satisfy the particular asset test.

Also, if a REIT fails to satisfy requirements other than the income or asset tests, the REIT will not lose its qualification as a REIT provided such violations are due to reasonable cause and not due to willful neglect and the REIT pays a penalty of $50,000 for each such failure.

Annual Distribution Requirements

We, in order to qualify as a REIT, are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income.  Such distributions generally must be paid in the taxable year to which they relate.  Dividends may be paid in the following year in two circumstances.  First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared.  To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates.  Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We may elect to retain and pay tax on net long-term capital gains and require our stockholders to include their proportionate share of such undistributed net capital gains in their income.  If we make such election, stockholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the security holder’s share of the undistributed net long-term capital gain reduced by the amount of the credit.  Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4% excise tax.

We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.  It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions.  In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends.  If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year.  Thus, we may avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will such distributions be required to be made.  In such event, the distributions would be subject to tax to the shareholders as described under "Federal Income Taxation of U.S. Holders of Common and Preferred Stock".  Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.  It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts.  In the case of individual shareholders for taxable years beginning on or before December 31, 2012, such distributions, if designated by the REIT in a written notice mailed not later than 60 days after the close of its taxable year, may qualify (provided holding period and certain other requirements are met) as qualified dividend income eligible to be taxed at the reduced maximum rate of generally 15% to the extent that the REIT receives qualified dividend income.  Qualified dividend income is, in general, dividend income from taxable domestic corporations and qualified foreign corporations.  A qualified foreign corporation generally excludes any foreign corporation which for the taxable year of the corporation in which the dividend was paid, or the preceding taxable year, is a passive foreign investment company. The total amount that can be designated as qualified dividend income by the REIT generally cannot exceed the sum of (1) the REIT's qualified dividend income for the tax year, (2) the amount of its REIT taxable income and income taxed under the Code section 337(d) regulations, minus the tax on these items, for the prior year and (3) the amount of any earnings and profits that were distributed by the REIT for the tax year and accumulated in a tax year during which the REIT was not subject to the REIT rules.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder’s common stock, but rather will reduce the adjusted basis of such shares as a return of capital.  To the extent that such distributions exceed the adjusted basis of a stockholder’s common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder.  In addition, any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.  For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to holders of the shares of preferred stock.  Stockholders may not include in their individual income tax returns any net operating losses or capital losses of ours.

In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long-term capital gain or loss if the shares have been held for more than one year, otherwise as short-term capital gain or loss.  However, any loss upon a sale or exchange of common stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) generally will be treated as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain.

Distributions that we properly designate as capital gain dividends will be taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset held for greater than one year.  If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain.  However, stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.  A portion of capital gain dividends received by noncorporate taxpayers may be subject to tax at a 25% rate to the extent attributable to certain gains realized on the sale of real property.  In addition, noncorporate taxpayers are generally taxed at a maximum rate of 15% until December 31, 2012 (and a maximum rate of 20% thereafter) on net long-term capital gain (generally, the excess of net long-term capital gain over net short-term capital loss) attributable to gains realized on the sale of property held for greater than one year.

Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive activity income, and, as a result, stockholders generally will not be able to apply any “passive losses” against such income or gain.  Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation.  Gain arising from the sale or other disposition of our stock (or distributions treated as such) will not be treated as investment income under certain circumstances.

Upon any taxable sale or other disposition of our common stock, a U.S. stockholder will recognize gain or loss for Federal income tax purposes on the disposition of our stock in an amount equal to the difference between:

•           the amount of cash and the fair market value of any property received on such disposition; and

•           the U.S. stockholder’s adjusted basis in such stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. stockholder as a capital asset.  The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket.  A U.S. stockholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15% until December 31, 2012 (and 20% thereafter under existing law).  However, to the extent that the capital gain realized by a non-corporate stockholder on the sale of REIT stock corresponds to the REIT’s “unrecaptured Section 1250 gain,” such gain may be subject to tax at a rate of 25%.  Stockholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

Taxation of Tax-Exempt Stockholders.  Provided that a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code, the dividend income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder.  Similarly, income from the sale of common stock will not constitute UBTI unless the tax-exempt stockholder has held its stock as debt financed property within the meaning of the Internal Revenue Code or has used the common stock in a trade or business.  However, for a tax-exempt stockholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from Federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our securities will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code.  These tax exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

A “qualified trust” (defined to be any trust described in Code Section 401(a) and exempt from tax under Code Section 501(a)) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI.  This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) only by relying on a special “look-through” rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is “predominantly held” by qualified trusts.  A REIT is “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares.  If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid.  A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying on the “look-through” rule.

Taxation of Non-U.S. Stockholders.  The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. stockholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules.  The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. stockholder.  Prospective Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S.  Federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution.  If a Non-U.S. stockholder qualifies for benefits under an applicable income tax treaty, the 30% U.S. federal income tax withholding rate on dividend distributions to such stockholder may be reduced significantly.  However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the stockholder is a foreign corporation).  We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. stockholder that are not designated as capital gain dividends, unless (i) a lower treaty rate applies and the Non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Except as discussed below with respect to 5% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act, or “FIRPTA.” The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock or preferred stock as long as at all times during the testing period non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met, but, if such test is satisfied, the sale of our stock will not be subject to tax under FIRPTA, regardless of the percentage owned by such holder and whether our stock is regularly traded on an established securities market.  Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires stock within certain prescribed periods. However, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our common or preferred stock if: (i) such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 5% or less of the total fair market value of a class of our stock that is “regularly traded” on an established securities market; (ii) such non-U.S. stockholder owned shares of a class of our stock that is not publicly traded on an established securities market if the fair market value of the shares acquired by such non-U.S. stockholder on the date of acquisition did not exceed 5% of the regularly traded class of stock with the lowest fair market value; or (iii) such non-U.S. stockholder owned shares of a class of our stock that is convertible into a class of our stock that is regularly traded if the fair market value of the shares acquired by such non-U.S. stockholder on the date of acquisition did not exceed 5% of the total fair market value of the regularly traded class of stock that such shares are convertible into. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock if it owns, actually or constructively, 5% or less of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

State and Local Taxes.  We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside (although U.S. stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions).  The state and local tax treatment of us and our stockholders may not conform to the Federal income tax consequences discussed above.  Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor.  Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

The foregoing is a general and abbreviated summary of the provisions of the Code and the treasury regulations in effect as they directly govern the taxation of the Company and its security holders. These provisions are subject to change by legislative and administrative action, and any such change may be retroactive.  Security holders (and prospective holders) are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

DESCRIPTION OF SECURITIES

The information contained under this heading is only a summary and is subject to the provisions contained in our Charter and Bylaws and the laws of the State of Maryland.

The following table provides information about our outstanding securities as of December 31, 2011:

Title of Class	Amount Authorized	Amount Outstanding
Common Stock	100,000,000	9,176,889

Common Stock

General.  Our Charter authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. The Board of Directors may, without any action by the stockholders, amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue under our Charter. Additionally, our Charter authorizes our Board of Directors, without any action by our stockholders, to classify and reclassify any unissued common stock and preferred stock into other classes or series of stock from time to time by setting or changing the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Although there is no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might otherwise be in the stockholders’ best interests. Under Maryland law, stockholders generally are not liable for our debts or obligations.

All common stock offered pursuant to this prospectus and any related prospectus supplement will be, upon issuance, duly authorized, fully paid and nonassessable. All outstanding common stock offered pursuant to this prospectus and any related prospectus supplement will be of the same class and will have identical rights, as described below. Holders of shares of common stock are entitled to receive distributions when authorized by the Board of Directors and declared by us out of assets legally available for the payment of distributions. Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. All shares of common stock have equal distribution, liquidation and other rights.

Distributions.  If we elect to be treated as a REIT, we will be required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income. We have historically, and intend, to continue, subject to the discretion of our Board of Directors, to pay quarterly distributions to our stockholders. Our Board of Directors will determine the amount of each distribution.  The amount of each distribution generally will be based upon our DCF.   DCF is distributions received from investments and real property assets less our total expenses.   Total distributions received from our investments and real property assets include the amount received by us as cash distributions from equity investments, paid-in-kind distributions, lease payments, and dividend and interest payments.   Total expenses include current or anticipated operating expenses, leverage costs, principal repayments on debt and current income taxes.  Total expenses do not include deferred income taxes. We do not include in DCF the value of distributions received from portfolio companies which are paid in stock as a result of credit constraints, market dislocation or other similar issues.

Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes. There is no assurance that we will continue to make regular distributions.

If a stockholder’s shares are registered directly with us or with a brokerage firm that participates in the Plan, distributions will be automatically reinvested in additional common stock under the Plan unless a stockholder elects to receive distributions in cash. If a stockholder elects to receive distributions in cash, payment will be made by check. The federal income tax treatment of distributions is the same whether they are reinvested in our shares or received in cash. See “Dividend Reinvestment Plan.”

Liquidation Rights.  Common stockholders are entitled to share ratably in the assets legally available for distribution to stockholders in the event of liquidation, dissolution or winding up, after payment of or adequate provision for all known debts and liabilities, including any outstanding debt securities or other borrowings and any interest accrued thereon. These rights are subject to the preferential rights of any other class or series of our stock, including the preferred stock. The rights of common stockholders upon liquidation, dissolution or winding up will be subordinated to the rights of holders of any outstanding notes or preferred shares.

Voting Rights.  Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of common stockholders, including the election of directors. The presence of the holders of shares of common stock entitled to cast a majority of the votes entitled to be cast shall constitute a quorum at a meeting of stockholders. Our Charter provides that, except as otherwise provided in the Bylaws, directors shall be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon. The Bylaws provide that directors are elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting. Pursuant to our Charter and Bylaws, the Board of Directors may amend the Bylaws to alter the vote required to elect directors.

Market.  Our common stock trades on the NYSE under the ticker symbol “TTO.” Common stock issued pursuant to this prospectus and related prospectus supplement is expected to trade on the NYSE.

Transfer Agent, Dividend Paying Agent and Automatic Dividend Reinvestment Plan Agent.  Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940, serves as the transfer agent and registrar and Computershare, Inc. serves as the Plan Agent for our Dividend Reinvestment Plan and dividend paying agent for our common stock.

Preferred Stock

General.  Our Charter authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions or redemption as determined by the Board of Directors.

Our Board of Directors may, without any action by our stockholders, amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue under our Charter. Additionally, our Charter authorizes the Board of Directors, without any action by the stockholders, to classify and reclassify any unissued preferred stock into other classes or series of stock from time to time by setting or changing the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Preferred stock will rank junior to any debt securities and senior to all common stock.

For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of U.S. federal income tax considerations;

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof;

•	any optional or mandatory redemption provisions;

•	any provisions concerning conversion, amortization, sinking funds and/or retirement;

•	the transfer agent, paying agents or security registrar;

•	any voting rights of the preferred stock; and

•	any other terms of the preferred stock.

Dividends.  Holders of preferred stock will be entitled to receive cash dividends, when, as and if authorized by the Board of Directors and declared by us, out of funds legally available therefor. The prospectus supplement for preferred stock will describe the dividend payment provisions for those shares.  Dividends so declared and payable shall be paid to the extent permitted under Maryland law and to the extent available and in preference to and priority over any distribution declared and payable on the common stock.

Liquidation Rights.  In the event of any voluntary or our involuntary liquidation, dissolution or winding up, the holders of preferred stock would be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets. Preferred stock will rank junior to any debt securities upon liquidation, dissolution or winding up.

Voting Rights.  Except as otherwise indicated in our Charter or Bylaws, or as otherwise required by applicable law or disclosed in any prospectus supplement, holders of preferred stock will generally have limited voting rights.

We anticipate we will have the right (to the extent permitted by applicable law) to purchase or otherwise acquire any preferred stock, so long as we are current in the payment of dividends on the preferred stock and on any other of our shares ranking on a parity with the preferred stock with respect to the payment of dividends or upon liquidation.

Market.  Unless otherwise stated in a prospectus supplement, our preferred stock will not be listed on any national securities exchange or automated quotation system.  The details on how to buy and sell preferred stock, along with other terms of such preferred stock, will be described in a related prospectus supplement.  We cannot assure you that any secondary market will exist or that if a secondary market does exist, whether it will provide holders with liquidity.

 Book-Entry, Delivery and Form.  Unless otherwise indicated in the related prospectus supplement, preferred stock will be issued in book-entry form and will be represented by one or more share certificates in registered global form. The global certificates will be held by DTC and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the certificates in specified denominations per share through its book-entry facilities.

We may treat the persons in whose names any global certificates are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global certificates, DTC or such nominee will be considered the sole holder of outstanding preferred stock.

A global certificate may not be transferred except as a whole by DTC, its successors or their respective nominees, subject to the provisions restricting transfers of shares contained in the related articles supplementary.

Depositary Shares

General.  We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The particular terms of any deposit agreement will be described in an applicable prospectus supplement, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby. Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned “Description of Securities – Preferred Stock.”

Debt Securities

General.  Under Maryland law and our Charter, we may borrow money, without prior approval of holders of common and preferred stock.  We may issue debt securities, or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security our assets to the extent permitted by any rating agency guidelines. Any borrowings will rank senior to the preferred stock and the common stock.

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture.  We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including any supplemental indenture, applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures, including any supplemental indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.  The debt securities may be issued from time to time in one or more series.  A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering including the following:

•	the form and title of the security;
•	the aggregate principal amount of the securities, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount of such debt securities that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•
the interest rate of the securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the maturity dates of the securities;
•	the principal amount due at maturity, and whether such debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether such debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination applicable to any series of subordinated debt securities;
•	the place where payments on such debt securities will be payable;
•	any restrictions on the transfer, sale or other assignment of such debt securities;
•	our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	information describing any book-entry features for such series of debt securities;
•	any events of default or covenants;
•	any provisions concerning conversion, amortization, sinking funds and/or retirement;
•	any rights upon liquidation;
•	the trustees, transfer agent, paying agents or security registrar; and
•	any other terms of the securities.

One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount.  Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Interest.  The prospectus supplement will describe the interest payment provisions relating to any debt securities.  Interest on debt securities shall be payable when due as described in the related prospectus supplement. If we do not pay interest when due, it may trigger an event of default and we may be restricted from declaring dividends and making other distributions with respect to our common stock and preferred stock.

Conversion or Exchange Rights.  We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures.  Unless stated otherwise in the related prospectus supplement, it is anticipated that any one of the following events will constitute an “event of default” for that series:

•
default in the payment of any interest upon a series of debt securities when it becomes due and payable and the continuance of such default for 30 days and the time for payment has not been extended or deferred;

•
if we fail to pay, when due and payable, the principal of, or premium on, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable securities; or

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver.  We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities;
•	to add any additional events of default;
•
to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•
to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;
•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge.  The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

•	to register the transfer or exchange of debt securities;
•	to replace stolen, lost or mutilated debt securities;
•	to maintain paying agencies and hold monies for payment in trust, and;
•	if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities,

on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer.  We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the date of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market. The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee.  The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents.  Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof

Governing Law.  The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities.  The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

Voting Rights.  Debt securities have no voting rights, except to the extent required by law or as otherwise provided in the indentures.

Subscription Rights

General.   We may issue subscription or other rights to our security holders or others to purchase our securities.  Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.  The applicable prospectus supplement would describe terms of the subscription rights, including the following:

•	the period of time the offering would remain open;
•	the title of such subscription rights;
•	the exercise price for such subscription rights (or method of calculation thereof);
•	the ratio of the offering;
•	the number of such subscription rights to be issued;
•	the extent to which such subscription rights are transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•	any termination right we may have in connection with such subscription rights offering;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering subject to applicable law; and
•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights.   Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Warrants

General.   We may issue warrants to purchase shares of our common stock, preferred stock (or depository shares representing a fractional interest therein) and/or debt securities. Such warrants may be issued independently or together with shares of common stock and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;
•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the warrants;
•	if applicable, a discussion of U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Units

We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the title of any series of units;

•	the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

•	whether we will apply to have such units traded on any securities exchange or securities quotation system;

•
any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

•	any other material terms and conditions relating to the units or to the securities included in each unit.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND
THE MARYLAND GENERAL CORPORATION LAW

The following description of certain provisions of our Charter and Bylaws and Maryland law is only a summary. For a complete description, please refer to the Maryland General Corporation Law and our Charter and Bylaws, a copy of which are obtainable upon request.

Our Charter and Bylaws include provisions that could delay, defer or prevent other entities or persons from acquiring control of us, causing us to engage in certain transactions or modifying our structure. These provisions, all of which are summarized below, may be regarded as “anti-takeover” provisions. Such provisions could limit the ability of stockholders to sell their shares at a premium over the then-current market prices by discouraging a third party from seeking to obtain control of us.

Number and Classification of our Board of Directors; Election of Directors

Our Charter and Bylaws provide that the number of directors may be established only by our Board of Directors pursuant to the Bylaws, but may not be less than the minimum required by the Maryland General Corporation Law, which is one. Our Bylaws provide that the number of directors may not be greater than nine. Pursuant to our Charter, our Board of Directors is divided into three classes: Class I, Class II and Class III. The term of each class of directors expires in a different successive year. Upon the expiration of their term, directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify. Each year, only one class of directors is elected by the stockholders. The classification of our Board of Directors should help to assure the continuity and stability of our strategies and policies as determined by our Board of Directors.

Our classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of our stockholders, instead of one, will generally be required to effect a change in a majority of our Board of Directors. Thus, the classification of our Board of Directors may delay, defer or prevent a change in control of the Board of Directors, even though a change in control might be in the best interests of our stockholders.

Vacancies on Board of Directors; Removal of Directors

Our Charter provides that we have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

The Charter provides that, subject to the rights of holders of one or more classes or series of our preferred stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of our directors. This provision, when coupled with the provisions in our Charter and Bylaws regarding the filling of vacancies on the Board of Directors, precludes our stockholders from removing incumbent directors, except for cause and by a substantial affirmative vote, and filling the vacancies created by the removal with nominees of our stockholders.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of Charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our Charter and Bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of our stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of our stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our Board of Directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors, or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws, provided that our Board of Directors has determined that directors will be elected at the meeting.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our Charter authorizes us, and our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company or a predecessor of our Company.

Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

These provisions do not limit or eliminate our rights or the rights of any of our stockholders to seek nonmonetary relief such as an injunction or rescission in the event any of our directors or officers breaches his or her duties. These provisions will not alter the liability of our directors or officers under federal securities laws.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Act”), provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by a person who makes a proposal to make a control share acquisition (the “acquirer”), and by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (ii) to acquisitions approved or exempted by our Charter or Bylaws.

Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be otherwise amended or eliminated at any time in the future.

Business Combinations

The Maryland Business Combination Act (the “Business Combination Act”), provides that “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by our Board of Directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial amount of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

As of November 30, 2010, we have 945,594 warrants outstanding. Each warrant entitles the holder to purchase, upon payment of the exercise price of $11.41 per warrant, one share of our common stock.  All warrants expire on February 6, 2014.

SELLING SECURITY HOLDERS

An unspecified number of our securities, including the common stock issuable upon exercise of the 945,594 outstanding warrants issued to the holders thereof in connection with private placements in December 2005, January 2006 and December 2006 prior to our initial public offering, may be offered and sold for resale from time to time under this prospectus by certain of our security holders; provided, however, that no security holder will be authorized to use this prospectus for an offering of our securities without first obtaining our consent. We may consent to the use of this prospectus by certain of our security holders for a limited period of time and subject to certain limitations and conditions depending on the terms of any agreements between us and such security holders. The identity of any selling security holder, including any material relationship between us and our affiliates and such selling security holder, the percentage of our securities owned by such selling security holder prior to the offering, the number of securities to be offered by such selling security holder, the percentage of our securities to be owned (if greater than one percent) by such selling security holder following the offering, and the price and terms upon which our securities are to be sold by such selling security holder will be set forth in a prospectus supplement to this prospectus. We will not receive any of the proceeds from the common stock sold by any selling security holder.

PLAN OF DISTRIBUTION

We may sell our securities from time to time, in one or more offerings under this prospectus and any related prospectus supplement. We may sell our securities: (1) directly to one or more purchasers, including existing stockholders in a rights offering; (2) through agents; (3) through underwriters; (4) through dealers; (5) pursuant to our Dividend Reinvestment Plan; or (6) through a combination of such methods of sale.  We may offer our securities separately or together, in amounts, at prices and on terms set forth in a prospectus supplement to this prospectus.  In addition, from time to time, certain of our security holders may offer our securities in one or more offerings: (1) directly to one or more purchasers; (2) through agents; (3) through underwriters; or (4) through dealers.  In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering.  The aggregate amount of securities that may be offered by us and any selling security holders is limited to $300,000,000.  Each prospectus supplement relating to an offering of our securities will state the terms of the offering, including as applicable:

•	the names and addresses of any agents, underwriters or dealers;

•	any sales loads or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents;

•
the public offering or purchase price of the offered securities and the net proceeds we will receive from the sale; provided, however that we will not receive any of the proceeds from a sale of our common stock by any selling security holder; and

•	any securities exchange on which the offered securities may be listed.

Direct Sales

We, and certain of our security holders, may sell our securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of the securities. In this case, no underwriters or agents would be involved. We or any selling security holder may use electronic media, including the Internet, to sell offered securities directly. The terms of any of those sales will be described in a prospectus supplement.

By Agents

We, and certain of our security holders, may offer and sell securities through agents that we or they designate. Any agent involved in the offer and sale will be named and any commissions payable by us or any selling security holder will be described in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

We, and certain of our security holders, may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities or a selling security holder offers our common stock to underwriters, we and such selling security holder will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us or such selling security holder in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a prospectus supplement so indicates, we may grant the underwriters an option to purchase additional shares of common stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the prospectus supplement, to cover any overallotments.

By Dealers

We, and certain of our security holders, may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

General Information

Agents, underwriters, or dealers participating in an offering of securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the 1933 Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Ordinarily, each series of offered securities will be a new issue of securities, and other than our common stock, will have no established trading market.

To facilitate an offering of common stock in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the common stock or any other security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

•	An underwriter may place a stabilizing bid to purchase the common stock for the purpose of pegging, fixing, or maintaining the price of the common stock.

•
Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the common stock by bidding for, and purchasing, the common stock or any other securities in the open market in order to reduce a short position created in connection with the offering.

•
The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the common stock originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents and related persons (or their affiliates) may be entitled to indemnification by us against certain civil liabilities, including liabilities under the 1933 Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold. In connection with any rights offering to our common stockholders, we may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase our common stock remaining unsubscribed for after the rights offering.

The aggregate offering price specified on the cover of this prospectus relates to the offering of the securities not yet issued as of the date of this prospectus.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

Automatic Dividend Reinvestment Plan

We may issue shares of common stock pursuant to our Automatic Dividend Reinvestment Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young, LLP (“E&Y”), Kansas City, Missouri, serves as our independent registered public accounting firm.  E&Y will provide audit and audit-related services, tax return preparation and assistance to the Company.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including certain tax matters, will be passed upon for us by Husch Blackwell LLP (“HB”), Kansas City, Missouri.  HB may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland.  If certain legal matters in connection with an offering of securities are passed upon by counsel for the underwriters of such offering, such matters will be passed upon by such counsel to the underwriters will be named in a prospectus supplement.

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by contacting us at 11550 Ash Street, Suite 300, Leawood, Kansas 66211 or by telephone at 1-866-362-9331 or on our website at www.tortoiseadvisors.com/tto.cfm. The information on our website is not incorporated by reference into this prospectus. You may also inspect and copy these reports, proxy statements and other information, as well as the registration statement of which this prospectus forms a part and the related exhibits and schedules, at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

This prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all the securities offered by this prospectus.

•	Our Annual Report on Form 10-K, as filed with the SEC on February 13, 2012.

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since November 30, 2011, except for information furnished under Current Reports on Form 8-K, which is  not deemed filed and not incorporated herein by reference.

•	The description of our common stock which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

This information is available free of charge by contacting us at 11550 Ash Street, Suite 300, Leawood, Kansas 66211 or by telephone at 1-866-362-9331 or on our website at www.tortoiseadvisors.com/tto.cfm.

$300,000,000

Tortoise Capital Resources Corporation

Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities
Units
_______________

PROSPECTUS
_______________

          , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of estimated expenses to be paid by the Registrant in connection with the issuance and sale of the securities being registered.

Securities and Exchange Commission registration fee	$10,000
Directors’ fees and expenses	13,000
Accounting fees and expenses	150,000
Printing fees	120,000
Legal fees and expenses	180,000
Transfer agent, registrar and trustee fees	5,000
Miscellaneous	25,000
Total	$503,000

Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment as being material to the cause of action. The Company’s Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company or as a present or former director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits

Exhibit No.                      Description of Exhibit

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form N-2, filed August 28, 2006 (File No. 333-136923))
3.2	Bylaws (incorporated by reference to Registrant’s Current Report on Form 8-K, filed January 21, 2009)
4.1	Specimen Common Stock Certificate (incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, filed January 9, 2007 (File No. 333-136923))
4.2	Specimen Preferred Stock Certificate*
4.3	Form of Articles Supplementary for Preferred Stock*
4.4	Form of Senior Indenture**
4.5	Form of Subordinated Indenture**
4.6	Form of Note for Senior Debt Securities*
4.7	Form of Note for Subordinated Debt Securities*
4.8	Form of Warrant Agreement*
4.9	Form of Warrant Certificate*
4.10	Form of Unit Agreement*
4.11	Dividend Reinvestment Plan (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended October 31, 2007, filed October 12, 2007)
5.1	Opinion of Venable LLP regarding legality****
5.2	Opinion of Husch Blackwell regarding debt securities***
8	Opinion of Husch Blackwell LLP regarding certain tax matters***
10.1	Management Agreement dated December 1, 2011*****
10.2	Advisory Agreement dated December 1, 2011*****
10.3	Second Amended Administration dated December 1, 2011*****
12	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends**
23.1	Consent of Ernst & Young LLP***
23.2	Consent of Husch Blackwell LLP (included in Exhibit 5 and Exhibit 8)
23.3	Consent of Venable LLP (included in Exhibit 5)
24.1	Power of Attorney dated September 21, 2011**
24.2	Power of Attorney dated January 24, 2012****
25	Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939*

*	To be filed by post-effective amendment or incorporated by reference from a Current Report on Form 8-K, as appropriate, in connection with the offering of the securities.
**	Incorporated by reference to Registrants’ registration statement on Form S-3 filed on September 21, 2011 (File No. 333-176944)
***	Filed herewith.
****	Incorporated by reference to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-3 filed on January 25, 2012 (File No. 333-176944).
*****	Incorporated by reference to Registrants’ Form 8-K filed on December 1, 2011.

Item 17. Undertakings

The Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post effective amendment will be filed to set forth the terms of such offering.

8.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 21st day of February, 2012.

Tortoise Capital Resources Corporation

By:	/s/ David J. Schulte
Printed name: David J. Schulte
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Terry C. Matlack	Chief Financial Officer (Principal Financial and Accounting Officer)	February 21, 2012
Terry C. Matlack
/s/ David J. Schulte	Chief Executive Officer (Principal Executive Officer) Director	February 21, 2012
David J. Schulte
/s/ Conrad S. Ciccotello*	Director	February 21, 2012
Conrad S. Ciccotello
/s/ John R. Graham*	Director	February 21, 2012
John R. Graham
/s/ Charles E. Heath*	Director	February 21, 2012
Charles E. Heath
/s/ Richard C. Green*	Chairman of the Board Director	February 21, 2012
Richard C. Green

*
By Terry C. Matlack, pursuant to power of attorney filed with the Registrant’s Registration Statement on Form S-3 (File No. 333-176944) on September 21, 2011 and
Pre-Effective Amendment No. 2 on January 25, 2012.

Exhibit Index

Exhibit No	Description of Exhibit

5.2	Opinion of Husch Blackwell LLP regarding debt securities
8	Opinion of Husch Blackwell LLP regarding tax matters
23.1	Consent of Independent Registered Public Accounting Firm

.